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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
CITIZENS REPUBLIC BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
     2) Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4) Proposed maximum aggregate value of transaction:
     5) Total fee paid:
     ☐ Fee paid previously with preliminary materials.
     ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
     2) Form, Schedule or Registration Statement No.:
     3) Filing Party:
     4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Thomas W. Gallagher
Executive Vice President,
General Counsel and Secretary
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, TO BE HELD MAY 4, 2010
To the Shareholders of Citizens Republic Bancorp, Inc.:
     Notice is hereby given that the annual meeting of shareholders of Citizens Republic Bancorp, Inc. (the “Corporation”) will be held in the Maple Room at the Genesys Conference and Banquet Center (located in the same building as the Genesys Athletic Club) at 805 Health Park Blvd. in Grand Blanc, Michigan, on Tuesday, May 4, 2010, at 11:00 a.m., local time, for the following purposes:
     (1) To elect eight (8) directors to serve a one (1) year term, or until their successors are duly elected and qualified;
     (2) To approve the compensation of certain of our executive officers;
     (3) To amend and restate the Corporation’s Stock Compensation Plan (the “Stock Plan Proposal”);
     (4) To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2010; and
     (5) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTORS NOMINATED, FOR THE APPROVAL OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS, FOR THE APPROVAL OF THE STOCK PLAN PROPOSAL AND FOR THE RATIFICATION OF OUR INDEPENDENT AUDITORS.
     Shareholders of record of our common stock outstanding at the close of business on March 8, 2010 are entitled to notice of and to vote at the meeting.
     You are invited to attend this meeting. Please date, sign and return your proxy promptly in the enclosed, stamped envelope whether or not you plan to be present at the meeting. In the alternative, you may vote via the Internet or by telephone by following the procedures set forth on the enclosed proxy card. You may still vote in person if you attend the meeting and are a shareholder of record or have a legal proxy from a shareholder of record.

By Order of the Board of Directors,

/s/ Thomas W. Gallagher
Thomas W. Gallagher Executive Vice President, General Counsel and Secretary
Flint, Michigan
March 22, 2010

Citizens Republic Bancorp, Inc.
328 South Saginaw Street
Flint, Michigan 48502
PROXY STATEMENT
Meeting Information
     We are delivering this proxy statement to our shareholders in connection with the solicitation of proxies by our board of directors for our annual meeting of shareholders to be held on May 4, 2010 and any adjournments of the meeting. This proxy statement, the proxy and the notice of annual meeting of shareholders are being provided to our shareholders on or about March 24, 2010. The meeting will be held in the Maple Room at the Genesys Conference and Banquet Center (located in the same building as the Genesys Athletic Club) at 805 Health Park Blvd. in Grand Blanc, Michigan. Directions to attend the meeting in person may be obtained by contacting Ms. Kristine Brenner, Director of Investor Relations at 810-257-2506 or at www.citizensbanking.com/shareholdermeeting.
Voting Information
Record Date
     Shareholders as of the close of business on March 8, 2010 will be entitled to be present and to vote at the meeting. Each share of our common stock is entitled to one vote on each matter to be voted upon at the meeting. There are no other classes of our stock entitled to vote at the meeting. On March 8, 2010, there were 394,391,857 shares of our common stock outstanding and entitled to vote and 300,000 shares of our fixed rate cumulative perpetual preferred stock, Series A outstanding. Our outstanding preferred stock is not entitled to vote on the matters to be voted upon at the meeting.
How to Vote
     The board of directors requests that you execute and return the proxy promptly, whether or not you plan to attend the meeting.
     If you hold your shares of our stock under your own name (also known as “record ownership”), you can vote your shares in one of the following manners:
•	By proxy via the Internet at www.citizensbanking.com/shareholdermeeting or www.proxyvote.com and following the instructions;

•	By proxy via telephone at 1-800-690-6903 on a touch-tone phone and following the recorded instructions;

•	By proxy via mail by signing and returning the enclosed proxy card in the postage-paid envelope; and

•	By coming to the meeting and voting your shares in person.
     We also have posted our proxy statement, proxy card and 2009 annual report to shareholders at the Internet address noted above.

     Any vote by proxy, Internet or telephone may be revoked by you at any time before the meeting by (1) giving written notice of such revocation to the corporate secretary, (2) by executing another proxy or using the Internet or telephone voting procedures as of a date subsequent to the prior proxy or Internet or telephone vote, or (3) if you are a shareholder of record or have a legal proxy from a shareholder of record, by voting in person at the annual meeting. Shareholders who vote via the Internet or by telephone need not mail their proxy cards and doing so will revoke any prior vote or proxy.
     If a broker, bank or other nominee holds your shares (“street name” ownership), you will receive a voting instruction form directly from them. Follow the instructions on the form they provide to have your shares voted by proxy. If you wish to attend the meeting and vote in person, you must obtain a proxy, executed in your favor, from the broker, bank or nominee to do so.
     We will bear the cost of soliciting proxies, which will be solicited primarily by mail. We have retained the Altman Group, specialists in proxy solicitation, to solicit proxies from brokers, bank nominees, and other institutional holders of our common stock at an anticipated cost of $8,000 plus certain out-of-pocket expenses. Proxies may also be solicited by our directors and employees personally, and by telephone, facsimile, or other means. No additional compensation will be paid to these individuals for proxy solicitation nor is it expected to result in more than a minimal cost to us. We may make arrangements directly with banks, brokerage houses, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of our common stock held of record by them and to obtain authorization for the execution of proxies. We expect to reimburse these institutional holders for their reasonable expenses in connection with these activities.
Voting Requirements and Manner of Voting Proxies
•	The shareholders will elect directors. Each outstanding share is entitled to vote for each director position. A director will be elected if he or she receives the affirmative vote of a majority of the votes cast for that director. Votes cast includes votes cast to withhold authority to vote for a director and excludes abstentions and broker non-votes. An incumbent director who does not receive a majority of the votes cast for that director position is required to tender his or her resignation to the board of directors, and the resignation will be reviewed by our corporate governance and nominating committee, which will make a recommendation to the board of directors as to whether it should accept or reject the resignation. This process is more fully described in our Bylaws.

•	The shareholders will vote on approval of the compensation of our executives. The compensation of certain of our executive officers will be approved if authorized by a majority of the votes cast by shareholders at the meeting.

•	The shareholders will vote on approval of a proposal to amend and restate our Stock Compensation Plan (the “Stock Plan Proposal”). The Stock Plan Proposal will be approved if authorized by a majority of the votes cast by shareholders at the meeting.

•	The shareholders will vote on the ratification of the appointment of our independent auditors. The appointment will be ratified if approved by a majority of the votes cast by shareholders at the meeting.
     The shares represented by properly executed proxies received by Internet, telephone or by mail will be voted in the manner specified, and where there are no instructions given, will be voted in favor of the director nominees, in favor of our executive compensation, in favor of the Stock Plan Proposal, and in favor of ratifying the appointment of our independent auditors.

     Withheld votes, abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting. “Broker non-votes” result when shareholders hold their shares in street name and do not provide voting instructions to their broker or other nominee. Those shares will not be voted on any proposal on which the broker or other nominee does not have discretionary authority to vote under applicable rules.
     The persons named in the proxy to represent shareholders who are present by proxy at the meeting are Lizabeth A. Ardisana and Stephen J. Lazaroff.
Meeting Attendance
     If you plan to attend the meeting and your shares of common stock are registered in your name, your admission ticket is either the top-half of your proxy card or your Notice Regarding the Availability of Proxy Materials. If you hold your shares in street name, you will need to bring with you a letter from your broker or nominee confirming your beneficial ownership of common stock as of the record date.
Important Notice Regarding Delivery of Annual Report and Proxy Statement
     To reduce the expenses of delivering duplicate materials to our shareholders, we are taking advantage of householding rules that permit us to deliver only one set of proxy solicitation materials, our Annual Report for the fiscal year ended December 31, 2009, and the Notice Regarding the Availability of Proxy Materials to shareholders who share the same address, unless otherwise requested. Each shareholder retains a separate right to vote on all matters presented at the meeting.
     If you share an address with another shareholder and have received only one set of materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate materials or request that we only send one set of materials to you if you are receiving multiple copies by writing to us at sendmaterial@proxyvote.com, or calling us at 1-800-579-1639.

SECURITY OWNERSHIP
Certain Beneficial Owners
     The table below includes all of our shareholders that we know to beneficially own more than five percent of our common stock as of December 31, 2009, unless otherwise indicated.

								Common
								Stock
								Beneficially
								Owned as a
								Percentage
								of
	Common Stock							Outstanding
Name and address of	Beneficially	Investment Power			Voting Power			Common
Beneficial Owner	Owned	Sole	Shared	None	Sole	Shared	None	Stock
BlackRock, Inc. 40 East 52nd Street New York, NY 10022(1)	20,451,054	20,451,054	-0-	-0-	20,451,054	-0-	-0-	5.2%

Wellington Management Company, LLP 75 State Street Boston, MA 02109(2)	38,669,797	-0-	38,669,797	-0-	-0-	38,114,735	555,062	9.8%

Bay Pond Partners, L.P. Wellington Hedge Management, LLC 75 State Street Boston, MA 02109(3)	26,913,441	-0-	26,913,441	-0-	-0-	26,913,441	-0-	6.8%

(1)	The information furnished for BlackRock, Inc. is based upon information as of December 31, 2009 contained in Schedule 13G filed with the Securities and Exchange Commission, a copy of which was provided to us.

(2)	The information furnished for Wellington Management Company, LLP is based upon information as of December 31, 2009 contained in Schedule 13G filed with the Securities and Exchange Commission, a copy of which was provided to us.

(3)	The information furnished for Bay Pond Partners, L.P. and Wellington Hedge Management, LLC is based upon information as of September 30, 2009 contained in Schedule 13G filed by them with the Securities and Exchange Commission, a copy of which was provided to us. The 26,913,441 shares of common stock owned by Bay Pond Partners, L.P. are included in the 38,669,797 shares of common stock disclosed in the table as owned by Wellington Management Company, LLP.

Management
     The following table reflects the beneficial ownership of our common stock as of March 18, 2010 by:
•	Each director and nominee for election to our board of directors;

•	Each executive officer named in the “Executive Compensation — Summary Compensation Table,” whom we refer to as our Named Executive Officers; and

•	Our current directors and all executive officers as a group.
The information in the table has been obtained from these individuals and is reported in accordance with the applicable rules of the Securities and Exchange Commission, or Commission. Under these rules, a person is deemed to beneficially own stock if they have or share the power to vote or dispose of the stock or have the right to acquire the power to vote or dispose of the stock within the next 60 days. As a result, the amounts shown in the table do not necessarily reflect stock ownership for any purpose other than compliance with the Commission’s reporting requirements.

				Common Stock
				Beneficially Owned
				as a Percentage of
	Common Stock	Sole Voting and	Shared Voting and	Outstanding
Name	Beneficially Owned(1)	Dispositive Power	Dispositive Power	Common Stock
Lizabeth A. Ardisana	29,267	29,267	-0-	*
George J. Butvilas	228,436	228,436	-0-	*
Charles D. Christy	264,653	264,653	-0-	*
Robert S. Cubbin	29,800	10,000	19,800	*
Richard J. Dolinski	64,117	64,117	-0-	*
Thomas W. Gallagher	89,661	89,661	-0-	*
William R. Hartman	638,435	638,435	-0-	*
Gary J. Hurand	579,131	88,086	491,045	*
Dennis J. Ibold	178,326	178,326	-0-	*
Judith L. Klawinski	69,349	69,349	-0-	*
Benjamin W. Laird	31,397	31,397	-0-	*
Stephen J. Lazaroff	133,310	133,310	-0-	*
Cathleen H. Nash	164,173	164,173	-0-	*
Thomas C. Shafer	445,506	240,586	204,920	*
Kendall B. Williams	31,804	31,090	714	*
James L. Wolohan(2)	356,367	356,367	-0-	*
Steven E. Zack	90,250	90,250	-0-	*
All current directors and executive officers as a group (25 persons)	3,114,619	2,391,164	723,455	*

*	Represents holdings of less than one percent.

(1)	The following table shows the number of shares included in the column that (1) may be acquired upon exercise of options which are exercisable or become exercisable on or before May 18, 2010, (2) are unvested restricted shares granted under our Stock Compensation Plan, or (3) are pledged by the owner as security. Vesting provisions for the restricted shares are described in the “Compensation of Directors” section and “Executive Compensation — Outstanding Equity Awards at Year-End” table in this proxy statement.

		Restricted	Pledged
Name	Options	Shares	Shares
Lizabeth A. Ardisana	3,425	348	-0-
George J. Butvilas	-0-	348	198,196
Charles D. Christy	135,598	84,173	-0-
Robert S. Cubbin	-0-	-0-	-0-
Richard J. Dolinski	5,925	348	-0-
Thomas W. Gallagher	52,712	23,178	-0-
William R. Hartman	571,435	-0-	-0-
Gary J. Hurand	3,737	348	80,205
Dennis J. Ibold	3,737	348	-0-
Judith L. Klawinski	17,949	33,961	-0-
Benjamin W. Laird	5,925	348	-0-
Stephen J. Lazaroff	5,925	348	-0-
Cathleen H. Nash	-0-	104,173	-0-
Thomas C. Shafer	96,414	34,449	-0-
Kendall B. Williams	5,925	348	-0-
James L. Wolohan	5,925	348	-0-
Steven E. Zack	-0-	348	-0-
All current directors and executive officers as a group (25 persons)	466,213	419,485	278,401

(2)	The shares shown for Mr. Wolohan do not include 31,691 shares held by the Wolohan Family Foundation, of which Mr. Wolohan is a director, or 22,500 shares held in trusts for Mr. Wolohan’s nieces and nephews of which Mr. Wolohan is a trustee. Mr. Wolohan disclaims beneficial ownership of such shares.

PROPOSAL 1 — ELECTION OF DIRECTORS
     Our Amended and Restated Articles of Incorporation, or Articles, provide for a phased-in elimination of our classified board of directors and the annual election of all directors. Prior to the 2009 annual meeting of shareholders, our board had been divided into three classes and each year, on a rotating basis, the terms of office of the directors in one of the three classes had expired and their successors had been elected to three-year terms. Beginning at last year’s annual meeting of shareholders, all nominees and all directors standing for reelection are elected to one-year terms. The directors whose terms expire at the 2010 annual meeting of shareholders are:

George J. Butvilas	Benjamin W. Laird
Robert S. Cubbin	Cathleen H. Nash
Richard J. Dolinski	Kendall B. Williams
Dennis J. Ibold	James L. Wolohan
     The eight nominees named above have been nominated for reelection at the 2010 annual meeting of shareholders. You may vote for no more than eight directors on your proxy card. The term for directors elected at the 2010 annual meeting and the term of the continuing directors (formerly Class I directors) will expire at the 2011 annual meeting of shareholders and upon the election and qualification of their successors. If any of the nominees should be unable to serve, the board of directors may choose to nominate a replacement candidate or the number of directors elected will be automatically reduced by the number of nominees unable to serve. If the board of directors chooses to nominate a replacement candidate, then the proxies may be voted for the election of such other person or persons as the board of directors may recommend.
     On the basis of information presently available to the board of directors, only the eight persons named above as nominees will be nominated for election as directors.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

     The name and age of each nominee and incumbent director, his or her five-year business experience, and the year each became a director, according to information furnished by such nominees and incumbent directors, are set forth below. Each is a director of the Corporation and its Citizens Bank and Citizens Bank Wealth Management, N.A. subsidiaries.
Nominees – Term Expiring In 2011
     George J. Butvilas, 64, has served on our board since 2006. He has been the President and Chief Executive Officer of Quincy Hill Advisors, LLC a financial services industry consulting firm from 2007 to the present. He has served as Chairman of the Michigan Technological University Foundation since 1996. He also served as Vice Chairman of Republic Bancorp, Inc. from 1999 to 2006. In his 35 years of service in the banking industry, Mr. Butvilas has served as Chief Executive Officer of D&N Financial Corporation, a publicly traded bank holding company, for 9 years, and as a chief operating officer, commercial banker, community banker and director. Mr. Butvilas brings strong financial and risk management expertise to the board and as Chairman of the risk management committee because of his extensive expertise in the banking and financial services industry, as well as institutional knowledge regarding the Republic portion of our business.
     Robert S. Cubbin, 52, has served on our board since 2008. Mr. Cubbin has been the President and Chief Executive Officer of Meadowbrook Insurance Group, Inc., a publicly traded company, since May 2002 and has been a director since 1995. From February 1999 to May 2002, Mr. Cubbin served as the President and Chief Operating Officer of Meadowbrook Insurance Group, Inc. Mr. Cubbin joined Meadowbrook Insurance Group, Inc. in 1987 as Vice President and General Counsel. Mr. Cubbin’s public company background and his extensive skills and experience pertaining to risk, capital, and financial management enable him to assist the board in assessing risk and developing capital planning strategies, which are particularly relevant in today’s financial services industry.
     Richard J. Dolinski, 69, has served on our board since 2001. Mr. Dolinski has been the President and Chief Executive Officer of Dolinski Associates, Inc., a management consulting firm since 1997, and has been President of The Legacy Center for Student Success, a non-profit organization focusing on non-school related learning impediments since 2004. Mr. Dolinski had over 30 years of experience as a Vice President of the Dow Chemical Company with experience in human resources development and systems integration, product development, and research. Mr. Dolinski’s human resource experience allows him to provide insight to the board with regard to leadership development, talent management and corporate culture. Mr. Dolinski has served on our audit committee since 2001 and has been the Chairman of our audit committee since 2005.
     Dennis J. Ibold, 61, has served on our board since 2006. Mr. Ibold is President of Petersen & Ibold, Attorneys at Law, which was established in 1980. Mr. Ibold has over 35 years of experience as an attorney in Ohio with an emphasis in family law, real estate and general corporate law, and has served on the board of directors of public and private financial institutions since 1982, including as a director at Republic Bancorp Inc. from 1993 to 2006. In addition to his strong analytical skills, Mr. Ibold’s real estate experience provides him with a background in understanding commercial transactions. As a resident and member of the business community in Ohio, Mr. Ibold also provides a unique perspective on the Ohio market and our business in Ohio.

     Benjamin W. Laird, 60, has served on our board since 2001. Mr. Laird has been Of Counsel to the law firm of Godfrey & Kahn, S.C. since January 2008. He had been an attorney at Godfrey & Kahn, S.C. since 1985. Mr. Laird has also been a co-partner in Schoen-Laird Development, LLC, a real estate investment company since 1999. Mr. Laird has over 30 years of experience as an attorney practicing general business law representing large and small companies, including banks. Mr. Laird also has a long history of service on the board of directors of a paper converting machine company and various public and private financial institutions, which, together with his law practice, has given him valuable experience in corporate governance and oversight matters. As a Wisconsin resident and member of its business community, Mr. Laird provides a unique point of view with regard to our business in Wisconsin.
     Cathleen H. Nash, 47, has served on our board since 2009. Ms. Nash has served as our President and Chief Executive Officer since February 2009 and was formerly our Executive Vice President responsible for regional banking from August 2007 to February 2009, and Executive Vice President and Head of Consumer Banking from July 2006 to August 2007. She was the director of Branch Banking at SunTrust Corporation from September 2003 to June 2006. Ms. Nash, as our current President and Chief Executive Officer, brings to the board extensive knowledge regarding the financial services industry and the current operational, economic and regulatory environment in which we operate, allowing her to provide critical insight into operational requirements and strategic planning. In that position, she is also able to promote the flow of information between the board and management and provide management’s perspective on issues facing the board.
     Kendall B. Williams, 57, has served on our board since 1992. Mr. Williams is an attorney and counselor with The Williams Firm, P.C., which was established in 1997. Mr. Williams has over 20 years of experience as an attorney specializing in employment and labor law, general civil litigation, corporate law and municipal law. This expertise allows him to bring a unique and informed point of view with regard to management and human resources issues to the board. Furthermore, Mr. Williams’ legal experience allows him to make valuable contributions with regard to risk management and corporate governance issues.
     James L. Wolohan, 58, has served on our board since 1997. Mr. Wolohan has been President of Wolohan Investments, LLC, a financial investment company since January 2008. He served as Chairman of Wolohan Capital Strategies, a real estate and financial investment company from April 2006 to December 2007. Mr. Wolohan was formerly the President and Chief Executive Officer of Wolohan Lumber Co., a publicly traded retailer of lumber, building materials and home improvement products from June 1987 to March 2006 and also served as Chairman of the board of directors for nine years. Mr. Wolohan’s previous public company experience as Chairman, President and Chief Executive Officer of Wolohan Lumber Co. has provided him with valuable financial and management expertise, as well as leadership abilities that are valuable to the board. Because of these skills and his ability to communicate and encourage discussion, Mr. Wolohan has served as our lead independent director for four years and, beginning in May 2009, as our Chairman. He also brings strong accounting and financial skills to our audit committee and board and is an “audit committee financial expert” as defined by applicable Commission rules.

Continuing Directors — Term Expiring In 2011
     Lizabeth A. Ardisana, 58, has served on our board since 2004. Ms. Ardisana has been the Chief Executive Officer and owner of ASG Renaissance, a technical and communication firm since 1994. Ms. Ardisana has extensive management and marketing experience as the founder of her own business. With her demonstrated leadership skills, business expertise and entrepreneurial spirit, Ms. Ardisana provides valuable management and financial insight to the board.
     Gary J. Hurand, 63, has served on our board since 2006. Mr. Hurand has been the President of Dawn Donut Systems, Inc., a property development management company since 1988. Mr. Hurand, a successful business owner in the Michigan commercial real estate market, brings an entrepreneurial vision and valuable business and leadership skills to the board. Mr. Hurand also has public company board experience as a trustee of BRT Realty Trust for 20 years and as a director at Republic Bancorp Inc. for 16 years. With this background, Mr. Hurand provides the board with valuable insights regarding the current economic environment in Michigan.
     Stephen J. Lazaroff, 56, has served as a director on our board since 1997. Mr. Lazaroff has been the President of Diversified Precision Products, Inc., a special cutting tool manufacturer serving the automotive and hydraulic fittings industry, for the last 20 years. Mr. Lazaroff brings strong leadership management abilities to the board. His professional experience as a small business owner and manager allows him to provide the board with a solid understanding of business opportunities and customer views. He also has significant financial and operational expertise, which gives him unique oversight capabilities.
     Steven E. Zack, 59, has served on our board since 2006. Mr. Zack has been Chairman of Global Commercial Credit, a specialty credit insurance firm since 2001 and Vice President of LSG Insurance Partners, a retail insurance agency, specializing in products for business or industry since 2000. Mr. Zack also served on the board of Republic Bancorp Inc. from 1999 to 2006. Mr. Zack, with his experience in the insurance industry and management expertise, provides the board valuable insight regarding risk management.

Compensation Of Directors
     In 2009, our non-employee directors were compensated as follows:
•	Annual retainer: $20,000.

•	Meeting fee for board and committee meetings: $1,500 if attended in person, $750 if attended by telephone.

•	Non-Executive Chairman: additional $40,000 annual retainer.

•	Chairperson of the audit committee: additional $10,000 annual retainer.

•	Chairperson of the compensation and human resources committee and the risk management committee: additional $7,500 annual retainer.

•	Chairperson of the corporate governance and nominating committee: additional $5,000 annual retainer.
     Directors may participate in our directors deferred compensation plan, which allows directors to elect to defer up to 100% of their retainer, meeting and committee fees. The investment options available under the directors deferred compensation plan are the same as those available under our 401(k) plan. As a general rule, amounts deferred and investment returns are required to be distributed no earlier than upon the director’s termination of all directorships with us and our subsidiaries. No additional compensation is paid pursuant to this plan. Non-employee directors generally do not receive perquisites or other personal benefits for their service as a director. However, Mr. Butvilas receives medical benefits until 2011 under an employment agreement with his former employer, Republic Bancorp Inc., which we acquired in 2006. Directors who are also our employees do not receive any additional compensation for their service as a director.
     The following table provides information regarding compensation that was paid to the individuals who served as our directors during 2009, other than Mr. Hartman and Ms. Nash. As Named Executive Officers, Mr. Hartman’s compensation and Ms. Nash’s compensation are included in the “Executive Compensation” section of this proxy statement.

	Fees Earned or	All Other
	Paid in Cash	Compensation	Total(1)
Name	($)	($)	($)
Lizabeth A. Ardisana	53,000	-0-	53,000
George J. Butvilas	59,750	11,100	70,850
Robert S. Cubbin	58,250	-0-	58,250
Richard J. Dolinski	67,500	-0-	67,500
Gary J. Hurand	53,750	-0-	53,750
Dennis J. Ibold	48,500	-0-	48,500
Benjamin W. Laird	66,500	-0-	66,500
Stephen J. Lazaroff	61,750	-0-	61,750
Kendall B. Williams	49,250	-0-	49,250
James L. Wolohan	120,750	-0-	120,750
Steven E. Zack	52,250	-0-	52,250

(1)	Prior to 2008, as part of our standard non-employee director compensation arrangement, we made awards to our directors either in the form of restricted common shares or stock options. The table below sets forth for each director the number of options and shares of unvested restricted stock held as of December 31, 2009.

	Options	Restricted Stock
	Outstanding	Outstanding
Name	(#)	(#)
Lizabeth A. Ardisana	3,425	348
George J. Butvilas	-0-	348
Robert S. Cubbin	-0-	-0-
Richard J. Dolinski	5,925	348
Gary J. Hurand	3,737	348
Dennis J. Ibold	3,737	348
Benjamin W. Laird	5,925	348
Stephen J. Lazaroff	5,925	348
Kendall B. Williams	5,925	348
James L. Wolohan	5,925	348
Steven E. Zack	-0-	348
     Since September 2002, we have maintained common stock ownership guidelines for our non-employee directors. Under our guidelines, directors were required to hold at least 10,000 shares of our common stock by the end of 2008. Thereafter, directors are required to increase their holdings to 25,000 shares of our common stock and will have five years to attain this ownership level. However, in the event that a director has not attained ownership of 25,000 shares of our common stock by the 2009 organizational meeting of the board of directors, then until such 25,000 share threshold is attained, the director is required to take grants of our common stock under the Stock Compensation Plan in lieu of his/her annual cash retainer fee, until the director is in compliance. Directors appointed to the board after April 2008 must attain an ownership level of at least 10,000 shares within the first year after appointment and must attain an ownership level of at least 25,000 shares within five years after the date of appointment. Newly appointed directors not in compliance with these guidelines are required to take grants of our common stock under the Stock Compensation Plan in lieu of his/her annual cash retainer until they are in compliance. The corporate governance and nominating committee is responsible for monitoring compliance with these guidelines and receives periodic updates from management with regard to progress towards complying with the guidelines. The table below shows the stock ownership of our directors as of March 18, 2010.

	Shares	401(k)	Restricted	Other
	Owned	Shares	Shares	Ownership(1)	Total	Ownership Guideline
Lizabeth A. Ardisana	25,494	-0-	348	-0-	25,842	25,000
George J. Butvilas	227,953	-0-	348	135	228,436	25,000
Robert S. Cubbin	29,800	-0-	-0-	-0-	29,800	10,000
Richard J. Dolinski	54,844	-0-	348	3,000	58,192	25,000
Gary J. Hurand	84,001	-0-	348	491,045	575,394	25,000
Dennis J. Ibold	82,909	-0-	348	91,332	174,589	25,000
Benjamin W. Laird	25,124	-0-	348	-0-	25,472	25,000
Stephen J. Lazaroff	127,037	-0-	348	-0-	127,385	25,000
Kendall B. Williams	24,817	-0-	348	714	25,879	25,000
James L. Wolohan	350,094	-0-	348	-0-	350,442	25,000
Steven E. Zack	89,902	-0-	348	-0-	90,250	25,000

(1)	Other ownership includes shares owned through the director’s spouse or other family members and by controlled trusts.

CORPORATE GOVERNANCE
General
          We are governed by a board of directors and various committees of the board that meet throughout the year. Directors fulfill their responsibilities at board and committee meetings and also through telephone contact and other communications with the chairman, chief executive officer, and others regarding matters of concern and interest to the Corporation. In this portion of our proxy statement, we describe some of our key governance practices and related matters.
Meetings Of Directors And Committees Of The Board Of Directors
          During 2009, thirteen meetings of our board of directors were held. All incumbent directors attended at least 75% of the total number of meetings of our board of directors and the number of meetings held by our committees on which they served during 2009.
          We have several standing committees of our board of directors, including a compensation and human resources committee, a corporate governance and nominating committee, a risk management committee, and an audit committee. Our board of directors has adopted a charter for each of these committees. The charters are accessible on the Governance Documents page of the Investor Relations Section of our website at www.citizensbanking.com. The audit committee and the risk management committee meet quarterly and on call when needed. The compensation and human resources committee and the corporate governance and nominating committee meet on call. Our board of directors has determined that, except for Ms. Nash, all of our current directors, including all the committee members, are “independent directors” as defined in Marketplace Rule 4200(a)(15) of The NASDAQ Stock Market, or NASDAQ.
          The compensation and human resources committee met twelve times during 2009 and is currently comprised of the following directors: Benjamin W. Laird, chairman; Lizabeth A. Ardisana, Robert S. Cubbin, Dennis J. Ibold, and Stephen J. Lazaroff. The responsibilities of the committee include approval of all aspects of corporate executive compensation and oversight of our compensation and benefits plans.
          The corporate governance and nominating committee met four times during 2009 and is currently comprised of the following directors: Stephen J. Lazaroff, chairman; Dennis J. Ibold, Kendall B. Williams, James L. Wolohan and Steven E. Zack. The responsibilities of the committee are:
•	To establish criteria for board and committee membership and to recommend committee appointments;

•	To review candidates, qualifications and possible conflicts;

•	To assess contributions of current directors in relation to whether they should be renominated;

•	To ensure that a substantial majority of directors are independent;

•	To review our process for providing information to the board of directors;

•	To recommend corporate governance principles to the board of directors;

•	To oversee and evaluate the effectiveness of the board;

•	To determine a desirable balance of expertise among board members;

•	To identify qualified candidates to fill board positions and provide aid in attracting them to the board of directors;

•	To recommend the slate of director nominees to the board of directors for inclusion in our proxy statement for election by the shareholders at the annual meetings;

•	To recommend to the board of directors qualified nominees to fill vacancies on the board;

•	To consider director nominees proposed by shareholders;

•	To recommend and oversee compliance with stock ownership guidelines for the chief executive officer, other senior executives and members of the board of directors;

•	To nominate and recommend a candidate for non-executive chairman and review the non-executive chairman’s duties annually; and

•	To handle such other matters as may be properly delegated to the committee by the board.
The committee uses a number of means to identify director candidates, including requesting recommendations from existing board members and others, hiring an independent search firm or consultant, and considering candidates submitted by shareholders. If the committee hires an independent search firm or consultant, such firm or consultant will provide the committee with the names of director candidates who meet criteria established by the committee. When evaluating a director candidate, the committee looks at the candidate’s qualifications in light of our needs at that time given the then current mix of director expertise. While the committee does not have a formal policy with regard to diversity, the committee believes that the board will function best when its members possess a broad range of backgrounds and expertise so that the board as a whole reflects diverse and complementary skills and viewpoints. For a description of procedures for submitting nominations to the committee, see “Corporate Governance — Shareholder Proposals” and “Corporate Governance — Shareholder Nomination of Director Candidates.”
          The audit committee met twelve times during 2009 and is currently comprised of the following directors: Richard J. Dolinski, chairman; Gary J. Hurand, Benjamin W. Laird, James L. Wolohan and Steven E. Zack and ad hoc member Robert S. Cubbin. Our board of directors has determined that each of the members of the committee is “independent,” as defined in the applicable NASDAQ and Commission rules for audit committee members. Our board of directors has also determined that Mr. Wolohan is an “audit committee financial expert” as defined by applicable Commission rules and that each of the audit committee members satisfies all other qualifications for audit committee members set forth in the applicable NASDAQ rules. The responsibilities of the committee are:
•	To oversee our financial reporting process and the internal accounting controls for our internal audit function;

•	To appoint, compensate, oversee, evaluate and replace, if necessary, the external auditors;

•	To approve in advance all audit services to ensure that a written statement is received from the external auditors setting forth all relationships with us;

•	To review and approve any related party transactions;

•	To review the annual audit plan with the independent auditors and the General Auditor;

•	To oversee our legal, compliance, and ethics policies; and

•	To review the results of our internal and independent audits.
          The risk management committee assists our board in overseeing our risk management practices, including our ability to assess and manage our risks related to credit, market, interest rate, liquidity, reputation, strategic, fiduciary, legal, compliance and operations. The committee met six times during 2009 and is currently comprised of the following directors: George J. Butvilas, chairman; Richard J. Dolinski, Gary J. Hurand, Kendall B. Williams and James L. Wolohan. The responsibilities of the committee are:
•	To review, evaluate and approve risk management programs;

•	To provide guidance on strategies and practices that pertain to the management of credit, market, fiduciary, reputation, strategic, legal, compliance and operational risks;

•	To review and approve management’s risk assessment and risk mitigation and ensure that risks are managed within our tolerance levels;

•	To evaluate and provide guidance on significant risk exposure;

•	To receive and evaluate information relating to asset and liability management including our capital position, our liquidity position, our earnings sensitivity under varying interest rate scenarios and appropriate liquidity and capital levels;

•	To review and assess information relating to credit risk, including nonperforming assets, charge-offs, level and adequacy of the allowance for loan and lease losses, the policies and procedures relating to loan and credit risk management; and

•	To act as the Qualified Legal Compliance Committee.
          We have an enterprise risk management program overseen by our executive vice president and corporate risk officer, who reports directly to Ms. Nash and is responsible for identifying potential material risks and implementing appropriate controls to mitigate risks. Information is presented to the committee at each meeting about the various risks facing us and key risk indicators are reviewed by the committee in detail. In addition, each of the board committees considers risks within its areas of responsibility. For example, the audit committee considers financial risks including those related to internal controls and the annual financial audit and financial reporting. The compensation and human resources committee oversees the management of risks associated with our executive compensation plans and ensures that our compensation programs do not encourage excessive risk taking. The entire board of directors receives a monthly report of key risk indicators and is regularly informed at its meetings through committee reports. The board’s oversight role in this area has not affected its approach to the board’s leadership structure at least in part due to the level of direct communication between the board, its risk management and other committees and employees involved in risk management.

Report Of The Audit Committee
          In accordance with its written charter adopted by our board of directors, the audit committee assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices.
          The committee reviewed with the independent auditors, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Committee has discussed with the independent auditors the auditors’ independence from our management and our Corporation, including the matters in the letter from the auditors required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the auditors’ independence.
          The audit committee reviewed and discussed our audited financial statements as of and for the year ended December 31, 2009 with management and the independent auditors.
          Based on the above-mentioned review and discussions with management and the independent auditors, the audit committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission. The audit committee also reappointed the independent auditors to serve as such for 2010, subject to ratification by our shareholders.
By the Audit Committee of the Board of Directors:
Richard J. Dolinski, Chairman
Gary J. Hurand
Benjamin W. Laird
James L. Wolohan
Steven E. Zack
Robert S. Cubbin, ad hoc member

Board Leadership Structure
          Until Mr. Hartman’s retirement in early 2009, Mr. Hartman served as chairman of our board and chief executive officer. At that time, the board re-evaluated its leadership model and determined that it would be preferable for one of our independent directors to serve as chairman. Our board believes that it is the chief executive officer’s primary responsibility to run the Corporation and the chairman’s responsibility to run the board. In making its decision to appoint an independent chairman, our board considered the time that Ms. Nash would be required to devote to the chief executive officer position in the current economic environment and the fact that she was new to the chief executive officer position. By having another director serve as chairman, Ms. Nash would be able to focus her entire energy on running the Corporation. We believe this structure is best for the Corporation and our shareholders at this time. Mr. Wolohan was elected to serve as the non-executive chairman by the independent members of our board in May 2009. Mr. Wolohan has served as our lead independent director since 2005 and has previously served on other public company boards including as chair. The non-executive chairman position is reviewed each year at the annual organizational meeting of the board of directors.
Annual Meeting Attendance
          We encourage all members of the board to attend the annual shareholders meetings but we have not adopted a formal policy requiring such attendance. All of the members of our board who were directors at the time of the 2009 annual meeting of shareholders attended that meeting.
Code of Ethics
          We have a code of ethics that applies to all of our employees and directors. The code of ethics, as currently in effect (together with any amendments that may be adopted from time to time), is posted on the Governance Documents page of the Investor Relations Section of our website at www.citizensbanking.com. In the future, to the extent any waiver is granted with respect to the code of ethics that requires disclosure under applicable Commission rules, we intend to post the waiver on the website at the address specified above.
Shareholder Proposals
          Any proposal by a shareholder intended to be included in the proxy statement for the 2011 annual meeting must be received by Thomas W. Gallagher, the secretary of the Corporation, by the close of business on November 22, 2010. In addition to applicable rules of the Commission for inclusion of shareholder proposals in our proxy statement, our Bylaws provide that, in order for a shareholder proposal to be properly brought before the annual meeting, written notice of such proposal must be given by the shareholder to our corporate secretary, either by personal delivery or by United States mail, postage prepaid, not later than February 3, 2011, which is the 90th day prior to the first anniversary of the 2010 annual meeting. If the annual meeting date has been advanced to a date earlier than April 4, 2011, which is the 30th day prior to the first anniversary of the 2010 annual meeting or delayed to a date later than July 3, 2011, which is the 60th day after the first anniversary of the 2010 annual meeting, then notice of the proposal must be given within 10 days after the first public disclosure of the date of such meeting in accordance with the procedures set forth in our Bylaws. We also expect the persons named as proxies for the 2010 annual meeting of shareholders to use their discretionary voting authority, to the extent permitted by law, with respect to any proposal properly presented at that meeting by a shareholder who does not provide us with written notice of the proposal during the period provided in our Bylaws.
Shareholder Nomination of Director Candidates

          Shareholders proposing director nominees at the 2011 annual meeting of shareholders must provide written notice of their intention, along with certain information regarding the proponent and the nominees as provided in our Bylaws, to our corporate secretary not later than the close of business on February 3, 2011, which is the 90th day prior to the first anniversary of the 2010 annual meeting. If the annual meeting date has been advanced to a date earlier than April 4, 2011, which is the 30th day prior to the first anniversary of the 2010 annual meeting or delayed to a date later than July 3, 2011, which is the 60th day after the first anniversary of the 2010 annual meeting, then notice of their intention must be given within 10 days after the first public disclosure of the date of the annual meeting. With respect to an election to be held at a special meeting of shareholders, such notice must be given by the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The corporate governance and nominating committee may seek additional biographical and background information from any candidate that must be received on a timely basis to be considered by the committee. The corporate governance and nominating committee policy reviews the qualifications of candidates submitted for nomination by shareholders and evaluates them using the same criteria used to evaluate candidates submitted by the board for nomination.
Shareholder Communications with the Board of Directors
          Although we have not developed formal processes by which shareholders may communicate directly with directors, we believe that our informal process, by which any communication sent to our board of directors either generally or in care of the chief executive officer, corporate secretary or another corporate officer and forwarded to the addressee, has served the needs of both our board of directors and our shareholders.
          The corporate governance and nominating committee will monitor this matter and may develop more specific procedures. Until any other procedures are developed and posted on the Corporate Governance page in the Investor Relations section of our website at www.citizensbanking.com, any communication to the board of directors may be mailed to the board, in care of our corporate secretary, at 328 South Saginaw Street, Flint, Michigan 48502. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such communications should identify the author as a shareholder and clearly state whether the intended recipients are all members of the board of directors or just certain specified individual directors. Our corporate secretary will make copies of all such communications and circulate them to the appropriate director or directors.

Executive Officers
     The following information is provided for those officers currently designated as executive officers by our board of directors.

			Year Became
			Executive Officer
Name	Age	Five-Year Business Experience	of the Corporation
Gerald D. Bettens	50	Executive Vice President and Chief Information Officer and Director of Operations of the Corporation and of Citizens Bank (July 2009 to present); Senior Vice President and Chief Information Officer of Citizens Bank (August 2007 to July 2009); Senior Vice President and Chief Technology Officer of Citizens Bank (December 2005 - August 2007).	2009

Brian D.J. Boike	33	Senior Vice President and Treasurer of the Corporation and of Citizens Bank (October 2009 to present); Vice President and Asset Liability Manager of Citizens Bank (October 2005 to October 2009).	2009

Susan P. Brockett	60	Executive Vice President and Director of Corporate Human Resources of the Corporation and of Citizens Bank (February 2008 to present); Executive Vice President and Senior Human Resources Director at KeyCorp (March 1996 to January 2008).	2008

Charles D. Christy	52	Executive Vice President and Chief Financial Officer of the Corporation and of Citizens Bank (September 2002 to present); Director of Shared Services of the Corporation (August 2007 to July 2009); Vice Chair of Finance and Administration of Citizens Bank (August 2007 to July 2009).	2002

			Year Became
			Executive Officer
Name	Age	Five-Year Business Experience	of the Corporation
Joseph C. Czopek	52	Senior Vice President and Controller of the Corporation and of Citizens Bank (July 2009 to present) and Principal Accounting Officer of the Corporation and of Citizens Bank (October 2009 to present); Vice President and Assistant Controller of Citizens Bank (March 2009 to July 2009); Chief Financial Officer of Ace Holding Company, LLC and Ace Mortgage Funding, LLC (July 2007 to November 2008)[1]; Controller of Ace Holding Company, LLC and Ace Mortgage Funding, LLC (December 2006 to June 2007); Controller of Oak Street Mortgage (September 2003 to September 2006).	2009

Stephen Figliuolo	53	Executive Vice President and Corporate Risk Officer of the Corporation and of Citizens Bank (May 2005 to present) and Director of Core Sales Administration of the Corporation and of Citizens Bank (September 2009 to present); Vice President of Loan Operations of the Corporation and of Citizens Bank (October 2004 to May 2005).	2005

Thomas W. Gallagher	57	Executive Vice President, General Counsel and Secretary of the Corporation and of Citizens Bank (June 2007 to present); General Counsel of the Corporation (August 1988 to present); Secretary of the Corporation (January 1989 to present); General Counsel and Secretary of Citizens Bank (August 1988 to June 2007).	1989

Judith L. Klawinski	49	Executive Vice President and Director of Core Banking of the Corporation and of Citizens Bank (September 2009 to present); Executive Vice President and Director of Client Segmentation and Delivery of the Corporation and of Citizens Bank (February 2009 to September 2009); Senior Vice President and Head of Retail Delivery of the Corporation (July 2005 to February 2009); Senior Vice President and District Manager of Citizens Bank (November 2002 to July 2005).	2009

1	Ace Holding Company, LLC and Ace Mortgage Funding, LLC filed a petition under Chapter 7 of the federal bankruptcy laws on November 5, 2008.

			Year Became
			Executive Officer
Name	Age	Five-Year Business Experience	of the Corporation
Cathleen H. Nash	47	President and Chief Executive Officer of the Corporation and of Citizens Bank (February 2009 to present); Executive Vice President, Regional Banking of the Corporation (August 2007 to February 2009); Vice Chair of Regional Banking of Citizens Bank (August 2007 to February 2009); Executive Vice President and Head of Consumer Banking of the Corporation (July 2006 to August 2007); Director of Branch Banking of SunTrust Corporation (September 2003 to June 2006).	2006

Louise N. O’Connell	50	Executive Vice President and General Auditor of the Corporation and of Citizens Bank (September 2009 to present); Senior Vice President and General Auditor of the Corporation and of Citizens Bank (November 2007 to September 2009); Senior Vice President and Michigan Region Audit Director, LaSalle Bank (October 2003 to November 2007).	2007

Peter W. Ronan	65	Executive Vice President and Director of Wealth Management of the Corporation and President of Citizens Bank Wealth Management, N.A. (October 2007 to present); Senior Vice President and Group Business Manager of Personal Trust, Comerica Bank (April 2004 to July 2007); Senior Vice President, Professional Trust Services, Comerica Bank (February 1996 to April 2004).	2007

Clinton A. Sampson	64	Executive Vice President and Commercial Banking Consulting Advisor of the Corporation and of Citizens Bank (January 2009 to present); Executive Vice President and Regional Chairman of the Corporation-Michigan (November 2003 to January 2009); Vice Chair of Commercial Banking of Citizens Bank (August 2007 to December 2008).	2003

			Year Became
			Executive Officer
Name	Age	Five-Year Business Experience	of the Corporation
Thomas C. Shafer	51	Executive Vice President and Director of Specialty Banking of the Corporation and of Citizens Bank (September 2009 to present); Executive Vice President and Director of Regional Banking of the Corporation and of Citizens Bank (February 2009 to September 2009); Regional President, East Michigan of Citizens Bank (August 2008 to January 2009); President, Southeast Michigan of Citizens Bank (November 2002 to August 2008).	2009

Mark W. Widawski	52	Executive Vice President and Chief Credit Officer of the Corporation and of Citizens Bank (February 2009 to present); Senior Vice President and Managing Director of Asset Based Lending of Citizens Bank (March 2006 to February 2009); Senior Vice President and Senior Credit Officer of Citizens Bank (June 2005 to March 2006).	2009

PROPOSAL 2 — ADVISORY (NON-BINDING) PROPOSAL TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
          In December 2008, we sold $300 million of our preferred shares and warrants to purchase our common stock to the U.S. Department of the Treasury, or the Treasury, as part of its Capital Purchase Program, or CPP. Under Section 111 of the Emergency Economic Stabilization Act of 2008, or EESA, as a participant in the CPP we are required to include in this proxy statement a non-binding shareholder advisory vote on the compensation of our Named Executive Officers. We are submitting the compensation arrangements with our Named Executive Officers for non-binding shareholder approval, and will continue to do so annually, as long as the preferred shares issued to Treasury under the CPP remain outstanding. Our compensation policies are based on a pay-for-performance philosophy and we believe they are strongly aligned with the long-term interests of our shareholders. The disclosure of compensation information provided in the “Executive Compensation” section of this proxy statement provides our shareholders with the information they need to make an informed decision with regard to our executive compensation practices.
          Therefore, the board of directors is providing our shareholders with the right to cast an advisory vote on the compensation of our Named Executive Officers at our 2010 annual meeting of shareholders. This proposal, commonly known as a “say-on-pay” proposal, gives you, as a shareholder, the opportunity to vote on the compensation of our Named Executive Officers through the following resolution.
          “RESOLVED, that the shareholders approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the compensation discussion and analysis, the compensation tables, and any related material).”
          The affirmative vote of the holders of a majority of the shares of our common stock voting in person or by proxy on this resolution is required for approval. Abstentions and broker non-votes will be disregarded for purposes of determining the number of votes counted toward this vote. Your vote on this matter is advisory and will therefore not be binding upon the board of directors. However, the compensation and human resources committee will take into account the outcome of the vote when considering future executive compensation arrangements.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THIS RESOLUTION.

EXECUTIVE COMPENSATION
Compensation Discussion And Analysis
Overview of Compensation Philosophy and Program
          Our compensation philosophy is to offer competitive total compensation and reward financial performance results that drive shareholder value. Through our executive compensation program, we strive to:
•	Align the financial interests of our executive officers with the long-term interests of our shareholders;

•	Motivate our executive officers to achieve our strategic goals; and

•	Attract and retain high performing executive officers to increase our profitability.
          Our executive compensation program generally has four basic elements:
•	Base salary;

•	Annual short-term, cash incentive awards;

•	Long-term, typically equity-based awards; and

•	Employee and retirement benefits.
          Decisions about compensation of our executive officers are made by the Compensation and Human Resources Committee, or Compensation Committee, all of the members of which are “independent” as defined under applicable NASDAQ rules. To help with its decision making each year, the Compensation Committee hires its own independent compensation consultants to advise it. Towers Watson provided independent advice on executive compensation matters to the Compensation Committee in 2009. Towers Watson was retained by and reported directly to the Compensation Committee.
          For 2009, the Compensation Committee reviewed competitive market data for comparable executive positions compiled by its consultant. These data generally compare total compensation and plan design for nationwide banking and financial services organizations and are adjusted to reflect our asset size in comparison to these organizations. In addition, the Compensation Committee also reviews market data of comparable banks in a customized peer group on a periodic basis in order to better understand actual market practices and trends. The banks in the peer group are reviewed annually and we make adjustments to the group when necessary due to changes in circumstances during the prior year. The Compensation Committee, with assistance from its consultant, selected the customized peer group for 2009 with the intention of creating a group consisting of comparable banks having similar size, business and/or geographic characteristics. The key considerations for peer group selection were industry and size, specifically financial service companies that are regional commercial banks with assets from $5 billion to $40 billion. The Compensation Committee also considered certain other qualitative factors for peer group inclusion such as mix of business, geography, sources of executive talent, and direct business competitors. During 2009, the banks in the customized peer group were:
•	Associated Banc-Corp

•	Colonial BancGroup, Inc.

•	Comerica, Inc.

•	Cullen/Frost Bankers, Inc.

•	First Citizens Bancshares

•	FirstMerit Corporation

•	First Midwest Bancorp, Inc.

•	Fulton Financial Group

•	Huntington Bancshares

•	Old National Bancorp

•	Susquehanna Bancshares, Inc.

•	TCF Financial Corporation

•	The South Financial Group

•	United Bankshares, Inc.

•	Valley National Bancorp.
          We intend for our total direct compensation (which includes base salary, short-term incentive awards, and long-term incentive awards) for our executive officers to be at or around the 50th percentile of the market, which includes the national banking and financial services companies whose size has been adjusted to our asset size, as well as our customized peer group. Based on an evaluation by the compensation consultant in early 2009, 2009 total direct compensation for our Current Named Executive Officers was slightly below the 50th percentile. Actual realized compensation will depend on actual performance and has been significantly below those levels in recent years.
          In making compensation decisions, the Compensation Committee considers each element of our compensation program individually and in relation to the total direct compensation of each executive officer. We believe that a significant portion of executive compensation should be in the form of annual incentive awards and long-term incentive awards, or at-risk pay. We believe this pay mix emphasizes both a short-term and a long-term perspective that is directly tied to shareholder value. The at-risk pay portion of compensation recognizes the significance of our executive officers’ efforts on our overall financial performance. For instance, our Named Executive Officers and our other executive officers did not receive a Management Incentive Plan, or MIP, award due in part to our financial performance. While we remain committed to our pay-for-performance philosophy, our ability to offer to our executive officers competitive total compensation and reward financial performance results that drive shareholder value is limited due to our participation in the CPP, as discussed in more detail in “Executive Compensation- Compensation Discussion and Analysis- Capital Purchase Program” below.
          References in this discussion to the Named Executive Officers are to the individuals listed in the Summary Compensation Table. References to our Current Named Executive Officers are to Mses. Nash and Klawinski and Messrs. Christy, Shafer and Gallagher. Mr. Hartman retired in 2009.
Capital Purchase Program
          We are subject to various restrictions on our ability to compensate our senior executives, including the Named Executive Officers, as long as the preferred shares issued to Treasury under the CPP remain outstanding. Like other participants in the CPP, our ability to deduct compensation in excess of $500,000 paid to our Named Executive Officers is limited by EESA. On February 17, 2009, the American Recovery and Reinvestment Act, or ARRA, revised the executive compensation restrictions of CPP participants under EESA. In June 2009, the Treasury issued additional restrictions on executive compensation that will significantly affect our executive compensation program. These restrictions include, among others:
•	A prohibition on paying or accruing any bonuses, retention awards, or incentive compensation to our Named Executive officers and the next 10 most highly compensated employees, other than (i) limited amounts of restricted stock with a prescribed minimum vesting period that does not fully lapse until the repayment of the CPP assistance, has a value that is no greater than one-third of the executive’s annual compensation, and is subject to such other conditions as the Secretary of the Treasury may determine; and (ii) bonus payments pursuant to pre-existing employment contracts executed on or before February 11, 2009 and determined valid by the Secretary of the Treasury;

•	A prohibition on paying bonuses and incentive compensation, other than limited amounts of restricted stock with a prescribed minimum vesting period or pursuant to pre-existing contracts to our Named Executive Officers and the next 10 most highly compensated employees;

•	A requirement to seek the return of any bonus, retention award, or incentive compensation paid to our Named Executive Officers and any of the next 20 most highly compensated employees based on financial statements or performance metrics later determined to have been materially inaccurate;

•	A requirement to ask our shareholders to vote on a non-binding advisory resolution each year to approve the compensation of our Named Executive Officers;

•	A prohibition on tax gross-ups for our Named Executive Officers and the next 20 most highly compensated employees;

•	A requirement to establish a Company-wide policy on excessive or luxury expenditures;

•	A requirement to disclose to the Treasury any perquisites in excess of $25,000 paid or provided to our Named Executive Officers or the next 10 most highly compensated employees;

•	A requirement that our Compensation Committee review on a semi-annual basis employee compensation plans to limit any features that would encourage our Named Executive Officers to take “unnecessary and excessive risks,” identify and eliminate any provisions in such plans that encourage the manipulation of reported earnings to enhance employee compensation and certify each year in the annual meeting proxy statement that it has done so; and

•	A requirement that our chief executive officer and our chief financial officer provide a written certification as an exhibit to our Annual Report on Form 10-K of compliance with these compensation standards.
Base Salary
          We believe that if we want to attract and retain high performing executive officers, the base salaries we pay must be competitive, and must reflect individual performance. As a result, we typically use the previously discussed market data on salaries along with the results of annual performance evaluations to determine salary levels. Each year, our chief executive officer reviews the performance of the other executive officers and assigns a performance rating to each executive officer based on the executive officer’s line of business financial performance, unique contributions to us and our need for the executive officer’s expertise. Additionally, executives are evaluated on certain core competencies that are used to evaluate all of our staff members, such as championing change and improvement, delivering high quality client service, listening and communication abilities, and participating as a team player. Our chief executive officer reviews the performance ratings and salary recommendations for the other executive officers with the Compensation Committee. Following a discussion of our chief executive officer’s recommendations and a review of the competitive market data, the Compensation Committee either approves the recommendations or adjusts executive salaries as appropriate in its judgment.
          The chief executive officer’s performance is evaluated each year by the board of directors as a whole, based on the same core competencies described above and our financial performance. The chief executive officer also conducts a self-assessment of his/her performance and prepares goals for the following year. The chairman of the board of directors and the chairman of the Compensation Committee prepare a performance appraisal and development plan, and prepare a recommendation to the Compensation Committee with regard to the chief executive officer’s total compensation. The Compensation Committee then reviews the performance evaluation, the development plan, the chief executive officer’s self-assessment, the recommendation of the chairman of the board and the chairman of the Committee and the competitive market data and determines the appropriate salary level for the chief executive officer for the year. The Compensation Committee recommends any salary adjustments to our board of directors, who after reviewing the recommendation and the performance review makes the final determination with regard to the chief executive officer’s salary.

          2009 Base Salary Determinations
          In 2009, we made significant changes to our executive officer team. We appointed Ms. Nash as our president and chief executive officer and negotiated a compensation package set forth in a letter agreement with Ms. Nash. The terms of the letter agreement, which were determined pursuant to negotiation between the Compensation Committee and Ms. Nash, are designed to be competitive and motivate Ms. Nash to focus on our long-term growth and profitability. In addition, the Compensation Committee, based on the recommendation of Ms. Nash and review of peer group market data, as described above, approved base salary increases for Ms. Klawinski and Mr. Shafer, who were promoted to executive officer positions under the new organizational structure led by Ms. Nash, in consideration of their additional responsibilities. The Compensation Committee determined that base salary increases in 2009 for the other Named Executive Officers would not be appropriate due to the prolonged adverse economic conditions and our unfavorable financial results during the year. Salaries for the Named Executive Officers are reflected in the “Executive Compensation – Summary Compensation Table.”
Management Incentive Plan
          In past years, we have made annual short-term cash incentive awards to our executives under our MIP. This plan is designed to focus management on achieving annual financial goals that are intended to drive shareholder value, reward management for corporate and individual performance, and create a better understanding of our goals and performance.
          In January 2009, consistent with Ms. Nash’s and the Compensation Committee’s recommendations the board determined that the Named Executive Officers would not participate in the MIP for 2009 due to the prolonged adverse economic conditions and our unfavorable financial results during the year. Subsequently, the ARRA was passed that, along with the related Treasury regulations described above, prohibits us from paying cash bonuses and other cash incentive compensation to our Named Executive Officers and our next ten most highly compensated employees as long as the preferred shares issued to Treasury under the CPP remain outstanding.
Long-Term Equity-Based Compensation
          We believe long-term equity awards further align our executive’s financial interests with our shareholders’ interests by linking a portion of executive compensation directly to stock price growth or decline. As a result, we have previously made annual equity-based grants early in the calendar year to some or all of our executive officers under our Stock Compensation Plan.
          In January 2009, the Compensation Committee and the board approved long-term incentive awards for our Current Named Executive Officers. Ms. Nash’s award was consistent with her employment letter agreement with us, the terms of which are discussed below. Mr. Hartman did not receive an award as he had already announced his retirement. The Compensation Committee believes these awards will encourage executive officers to have a long-term focus with regard to our financial success, motivate and engage our executive officers to achieve financial success during these challenging times, and better align our executive officers’ long-term financial interests with those of our shareholders.
          The long-term incentive awards consist of a long-term equity component and a cash component. The long-term equity component is performance-based and in the form of restricted shares. Generally, the restrictions as to 50% of the shares granted will lapse on January 29, 2011 if both of the following performance measures are met: (i) we are profitable in 2010 (based on net income); and (ii) our 2010 pre-tax pre-provision core operating earnings improves over 2009 results. On January 29, 2012 the restrictions on the remaining 50% of the granted shares (or in the event that either of the aforementioned performance measures are not achieved in 2010 the restrictions on the full 100% of the shares granted)

will lapse if: (i) we are profitable in 2011 (based on net income); and (ii) 2011 pre-tax pre-provision core operating earnings improves over 2010 results. If both of the aforementioned performance measures are not met for 2011, then any shares remaining unvested will be canceled. Pre-tax pre-provision core operating earnings represents net income (loss) excluding income tax provision (benefit), the provision for loan losses, and impairment charges (such as goodwill, credit writedowns and fair-value adjustments) as disclosed in our earnings release. The cash component of the grant will vest and be paid in three annual installments each January 29th beginning in 2010 if the recipient remains employed with us. The 2009 long-term incentive awards granted to our Named Executive Officers are listed in the table below.

		Restricted Stock Component
Current Named Executive Officers	Cash Component	(Restricted Shares)
Cathleen H. Nash	$300,000	100,000

Charles D. Christy	$240,000	80,000

Thomas C. Shafer	$80,000	26,667

Judith L. Klawinski	$80,000	26,667

Thomas W. Gallagher	$50,000	16,667
     If the executive officer retires, resigns, or is terminated for cause, then any unvested restricted shares and unearned cash will be forfeited. If the executive officer’s position is eliminated, then the executive officer will receive a pro-rata portion of any vested restricted shares (if the performance targets have been met) and the cash portion of the award will be forfeited. However, if the executive officer terminates employment due to death or disability, or if we terminate the officer’s employment without cause, then the executive officer will receive a pro-rata portion of any vested restricted shares (if the performance targets have been met) and earned cash. In the event of a change in control, the provisions of our Amended and Restated Change in Control Agreements would apply and the incentive awards would be fully vested, subject to limitations imposed by law applicable at the time.
     With respect to other grants of equity based compensation, as long as the preferred shares issued to Treasury under the CPP remain outstanding, we are limited by ARRA in the amount of long-term restricted stock that may be paid to our Named Executive Officers and certain of our other most highly compensated employees as noted above. Long-term restricted stock awards are limited to one-third of the recipient’s total annual compensation, must have a minimum two-year vesting requirement, and will not fully vest while the preferred shares issued to Treasury under the CPP remain outstanding.

Employment Agreements
     Hartman Agreements
     We had an employment agreement with Mr. Hartman, our former chairman, president and chief executive officer, which we initially entered into in 2002 in connection with his hiring. The material terms of the agreement were negotiated at arm’s length with Mr. Hartman and were deemed to be appropriate incentives to attract Mr. Hartman to join us. Modest enhancements to the agreement were made in 2003 to reflect the additional responsibilities he assumed as chairman of the board. In 2006, in connection with the Republic merger, we further amended the agreement to reflect the changes to his role as a result of the merger.
     Mr. Hartman retired as of January 31, 2009 as president and chief executive officer, and retired as non-executive chairman of our board of directors in May 2009. In connection with Mr. Hartman’s retirement, on January 22, 2009, we entered into an agreement with Mr. Hartman that provided for Mr. Hartman’s compensation as non-executive chairman (in lieu of the standard non-employee director compensation) to assist with transitional matters and terminated portions of Mr. Hartman’s employment agreement relating to his employment with us, while leaving in place the non-solicitation, non-compete, confidentiality and certain other miscellaneous provisions. The amounts payable and other benefits provided under the agreement were negotiated between the Compensation Committee and Mr. Hartman and were determined based on his current base salary, an estimate of the amount of time he would be required to devote to his duties as non-executive chairman, and the cost of certain benefits and perquisites he would retain during the transition period. This agreement and Mr. Hartman’s employment agreement are described in more detail under “Executive Compensation — Other Potential Post-Employment Payments — Hartman Employment Agreement and Retirement Agreement.” Mr. Hartman did not receive any other compensation in connection with his departure other than retirement benefits, including pursuant to his Supplemental Retirement Benefits Plan or SERP, which was part of his compensation package when he was hired in 2002. Mr. Hartman’s SERP and other retirement benefits are described in more detail under “Executive Compensation — Compensation Discussion and Analysis — Retirement Benefits.”
     Nash Letter Agreement
     In connection with Ms. Nash’s appointment as our president and chief executive officer effective February 1, 2009, we entered into a letter agreement with Ms. Nash on January 22, 2009. The Compensation Committee proposed the initial terms based on competitive market and peer group data and taking into account Ms. Nash’s relevant experience. The Compensation Committee negotiated the final terms of the letter agreement with Ms. Nash, which are designed to be competitive and motivate Ms. Nash to focus on our long-term growth and profitability. This agreement is described in more detail under “Executive Compensation — Nash Letter Agreement.”
Retirement Benefits
     Pension Benefits
     We maintain the Citizens Republic Bancorp Amended and Restated Cash Balance Pension Plan for Employees, or the Qualified Plan, which provides funded, tax-qualified retirement benefits up to the limits on compensation permitted under the Internal Revenue Code. The Qualified Plan is a cash balance pension plan that was frozen effective December 31, 2006. The accrual of future benefits under the Qualified Plan, other than the accrual of interest, has ceased, so that pay and service after December 31, 2006 will not increase benefits payable under this plan although post-2006 service will count towards vesting requirements for benefits already accrued.

     In 2007 and 2008, we paid an annual non-elective contribution of 2.5% of eligible compensation to the 401(k) plan on behalf of each eligible employee, regardless of participation in the 401(k) plan. This non-elective contribution served as a vehicle to supplement retirement savings in the absence of an active pension plan. In 2009, the Qualified Plan was amended to make the non-elective contribution discretionary. The Compensation Committee and the board determined that there would be no contribution for 2009 based in part on our corporate performance during the year.
     Benefits payable under the Qualified Plan are paid in the form of a lump sum or an equivalent annuity immediately following retirement and the attainment of age 55 with 3 years of service or prior to age 55 with at least 10 years of service. All of our Current Named Executive Officers earned an interest credit benefit under the Qualified Plan in 2009. As of the end of 2009, all of our Current Named Executive Officers have earned a vested interest in the Qualified Plan (completed at least 3 years of credited service). The present value of accumulated benefits under the Qualified Plan for each Named Executive Officer is disclosed in the “Executive Compensation — Pension Benefits” table and the change in those benefits during 2009 is disclosed in the “Executive Compensation — Summary Compensation Table.”
     Supplemental Executive Retirement Plan
     We also had a SERP, which provided unfunded, non-qualified retirement benefits for Mr. Hartman that were partially offset by benefits under the Qualified Plan and Social Security. We agreed to pay SERP benefits to Mr. Hartman as part of the compensation package when he was hired in 2002. Based on advice from our independent compensation consultant, we determined at the time Mr. Hartman was hired that SERP benefits were customary for chief executive officer positions and were necessary to attract top talent. We have also provided SERP benefits to previous chief executive officers.
     The amount paid to Mr. Hartman during 2009 for his accumulated SERP benefits is set forth in the Pension Benefits table.
Other Executive Perquisites and Benefits
     All of our Named Executive Officers participated in our 401(k) plan in 2009 and were eligible to receive matching funds on the same basis as other participants. Prior to August 2009, we matched up to 4% of eligible compensation per year. In July 2009, the Compensation Committee, pursuant to a recommendation by Ms. Nash, eliminated the 401(k) matching benefit due in part to our corporate performance during the year. Matching funds paid on behalf of the Named Executive Officers for part of 2009 are disclosed in the Summary Compensation Table.
     Ms. Nash, Ms. Klawinski and Mr. Shafer participated in our Deferred Compensation Plan for Executives, or Deferred Compensation Plan. Under our Deferred Compensation Plan, we may make matching contributions in the form of our common stock, not to exceed 30% in value of the participant’s own contribution. The Compensation Committee has the discretion to determine whether to make matching contributions, and in 2009, determined not to make any matching contributions under the Deferred Compensation Plan.
     We reimbursed certain of our Named Executive Officers for initiation fees and annual dues, as applicable, for membership in country clubs in 2009. We believe country club memberships enable our executives to develop business contacts within the communities in which we operate and entertain clients. Club fees and dues we paid for the Named Executive Officers are disclosed in the Summary Compensation Table.

     In 2009, the Compensation Committee adopted an excessive or luxury expenditures policy, which prohibits excessive or luxury expenditures of our funds on entertainment or events, office or facility renovation, aviation or other transportation services, or other similar items, activities, or events, if such expenditures are not reasonable expenditures for staff development, reasonable performance incentives, or other similar measures conducted in the normal course of the operation of our business. The policy was adopted to comply with the requirements imposed on participants in the CPP. The policy is accessible on the Governance Documents page of the Investor Relations section of our website at www.citizensbanking.com.
Employment Termination Severance Benefits
     We provide our Named Executive Officers with severance benefits upon termination of employment in connection with a change in control of the Corporation and in certain other circumstances as deemed appropriate by the Compensation Committee. Each of our Current Named Executive Officers is entitled to benefits upon termination in connection with a change in control pursuant to our Amended and Restated Change in Control Agreement, or Change in Control Agreement. The Compensation Committee believes it is important to provide this protection in order to ensure our Current Named Executive Officers will remain engaged and committed to us during an acquisition of the Corporation or other transition in management. In addition, we may negotiate severance benefits with other individual executives upon termination in other circumstances when the Compensation Committee deems appropriate. Ms. Nash’s letter agreement provides that she will be entitled to two years of base salary plus outplacement services if her employment is terminated by the Corporation without cause that is not in connection with a change in control. These benefits and arrangements are described in detail under “Executive Compensation — Other Potential Post-Employment Payments.”
     Due to our participation in the CPP, as long as the preferred shares issued to Treasury under the CPP remain outstanding, we are generally not permitted to pay amounts to our Named Executive Officers and our next five highest paid employees for a change in control of the Corporation or their departure from the Corporation for any reason other than death or disability, except payments for services performed or benefits accrued and payments pursuant to qualified retirement plans or that are required by applicable law.
Section 162(m) Compliance
     Section 162(m) of the Internal Revenue Code restricts the ability of publicly traded companies such as ours to deduct executive compensation paid to each of our Named Executive Officers in excess of $1,000,000 in annual compensation. In years when the preferred shares issued to Treasury under the CPP are not outstanding, certain performance-based compensation is exempt from this limitation if it complies with various conditions described in Section 162(m). The Stock Plan and its predecessor plans contain provisions intended to cause compensation realized in connection with the exercise of options granted under the Stock Plan and its predecessor plans to be exempt from the Section 162(m) restrictions. As part of our CPP obligations, in years when the preferred shares issued to Treasury under the CPP are outstanding, the $1,000,000 annual federal compensation deduction is reduced to $500,000 and the performance-based compensation exemption is not applicable.
     Our compensation program will result in payments from time to time that are subject to these restrictions on deductibility, but we do not believe the effect of these restrictions on us is currently material. It may be appropriate to exceed the limitation on deductibility to ensure that executive officers are compensated in a manner that is consistent with our best interests, the best interests of our shareholders and our executive compensation philosophy and objectives, and we reserve the authority to approve non-deductible compensation in appropriate circumstances. The proposed revisions to the Stock Plan would give us the ability to grant performance-based compensation that would be exempt from the

$1,000,000 cap under Section 162(m) described above, but we will be subject to the $500,000 EESA limitation with no exemption for performance-based compensation, until the preferred shares issued to Treasury under the CPP are no longer outstanding.
Stock Ownership Guidelines
     Since September 2002, we have maintained common stock ownership guidelines for our executive officers. We believe that it is important for executive officers to own our common stock to ensure that their financial interests are directly aligned with those of our shareholders. Under our stock ownership guidelines, the chief executive officer is required to hold 100,000 shares of our stock, and is provided a period of three years to attain such ownership level. The other Named Executive Officers whose base salaries are $250,000 or more are required to hold at least 30,000 shares of our common stock, and those Named Executive Officers whose base salaries are less than $250,000 are required to hold at least 10,000 shares or our common stock. The Named Executive Officers have five years from their date of appointment to attain such ownership. Shares owned through our 401(k) plan, by the officer’s spouse or other family members, by controlled trusts, and unvested shares of restricted stock, in addition to shares owned outright are included in the officer’s ownership for purposes of this guideline. The corporate governance and nominating committee is responsible for monitoring compliance with these guidelines and receives periodic updates from management with regard to progress towards complying with the guidelines. All of the Named Executive Officers who continue to serve as executive officers are in full compliance with the stock ownership guidelines, as shown in the table below as of March 18, 2010.

	Shares	401(k)	Restricted	Other		Ownership
	Owned	Shares	Shares	Ownership(1)	Total	Guideline
Cathleen H. Nash	60,000	-0-	104,173	-0-	164,173	100,000
Charles D. Christy	35,168	6,414	84,173	3,300	129,055	30,000
Thomas C. Shafer	37,269	58,966	34,449	218,408	349,092	30,000
Judith L. Klawinski	9,334	8,105	33,961	-0-	51,400	10,000
Thomas W. Gallagher	13,771	-0-	23,178	-0-	36,949	10,000

(1)	Other ownership includes shares owned through the Named Executive Officer’s spouse or other family members and controlled by trusts.
Executive Compensation Clawback Policy
     Our general pay-for-performance philosophy means that we will not reward executive officers for performance if we discover that the applicable performance was due to the officer’s fraud or other misconduct. To implement this principle, our board of directors has adopted an Executive Compensation Clawback Policy to allow us in certain circumstances to recover bonus and incentive compensation paid to an executive officer. Under this policy, if the board subsequently determines that, as a result of the executive’s misconduct, we are required to materially restate all or a significant portion of our financial statements for the period for which the compensation was paid, we have the right to require that the executive officer reimburse us for the amount of any related bonus or incentive compensation received, forfeit any vested options or restricted stock, or cancel any related unvested restricted or deferred equity awards granted on the basis of having met or exceeded performance goals if, according to the restated financial statements, such goals were not in fact met or exceeded. In deciding whether to pursue the remedies provided in the policy, the board may consider all relevant facts, including whether the misconduct by the executive officer that caused or partially caused the need for the restatement was negligent, intentional, or gross misconduct. In addition to the remedies provided in this policy, we may dismiss or pursue other legal remedies against the executive officer.
     In addition, to comply with the Treasury’s requirements with respect to the CPP, we are required to make cash or equity incentive compensation paid to Named Executive Officers and certain other highly compensated employees subject to recovery or “clawback” if the payments are based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. Section 304 of the Sarbanes-Oxley Act of 2002 also contains a requirement that the chief executive officer and the chief financial officer forfeit any bonus, incentive based compensation or equity-based compensation received and any profits from sales of our securities during the twelve month period following an accounting restatement due to our material non-compliance, as a result of misconduct, with any financial reporting requirement under the securities laws.

Compensation And Human Resources Committee Report
     In accordance with its written charter adopted by the board of directors, the Compensation Committee determines and implements compensation and benefit systems for our executive officers and other employees.
     The Compensation Committee certifies that:
(1)	It has reviewed with senior risk officers the Named Executive Officers’ compensation plans and has made all reasonable efforts to ensure that these plans do not encourage Named Executive Officers to take unnecessary and excessive risks that threaten the value of the Corporation;

(2)	It has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Corporation; and

(3)	It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Corporation to enhance the compensation of any employee.
     Risk Review and Assessment Process
     As required by ARRA and the Treasury regulations promulgated thereunder, our compensation plans will be reviewed every six months by our Compensation Committee. Our senior risk officer will approve the certification of the plans by considering whether any compensation plans might promote unnecessary risk taking and threaten the value of the financial institution and encourage manipulation of reported earnings, specifically including the following:
•	How the level and structure of compensation compares to the peer group;

•	If there is an appropriate balance between fixed and variable pay;

•	If the maximum annual payouts are reasonable; and

•	If the financial metrics are fair and balanced.
     Our senior risk officer focused his review on our incentive based compensation plans and determined to exclude from detailed review those plans and arrangements that have no incentive component and therefore no risk of promoting or encouraging excessive or unnecessary risk taking or encouraging the manipulation of reported earnings. Upon his certification of the plans, the senior risk officer presented his findings to the Compensation Committee. Based on a review of the above factors, the senior risk officer has determined that our compensation plans do not promote or encourage excessive or unnecessary risk taking or encourage the manipulation of reported earnings and his report and conclusion has obtained the consensus and approval of the Compensation Committee.
     Below is a list of the Named Executive Officer compensation plans and other employee compensation plans reviewed by the Compensation Committee along with a discussion of the reasons why the compensation plans do not promote or encourage excessive or unnecessary risk taking or encourage the manipulation of reported earnings.

     Named Executive Officer Compensation Plans

Plan Name	Reason for Conclusion
Base Salary	Named Executive Officer salaries are fixed amounts determined based upon individual performance and peer group market data and are not based on the performance of the Corporation. Therefore, our Named Executive Officers are not encouraged to take unnecessary or excessive risks that threaten the Corporation’s value or manipulate reported earnings to enhance the compensation of any employee.

2009 Long-Term Incentive Awards	The structure of the award includes a three year measurement period that rewards improvement in years two and three over results in the prior year, and the goals have been set on a “pass/fail” basis without a sliding scale that might encourage additional risk taking to increase the size of the incentive. The number of restricted shares to be vested upon satisfaction of the performance goals is also fixed, and the Compensation Committee has no discretion to increase the amounts paid out. In addition, the payout is relatively modest and restricted shares will only have significant value if the market value of the common shares rises significantly, which we believe is not as likely to occur if the Corporation takes unnecessary or excessive risk. The awards made to executives are subject to our Executive Compensation Clawback Policy, reducing the risk that reported earnings might be manipulated. The cash portion of the long-term incentive awards are time based rather than performance-based and therefore do not encourage unnecessary or excessive risk taking or manipulation of reported earnings.

Qualified Plan 401(k) Plan Deferred Compensation Plan Change in Control Agreements Country Club Dues and Fees Severance Pay Plan Employment Agreements	Benefits paid pursuant to these programs are generally unrelated to the performance of the Corporation and therefore do not encourage unnecessary or excessive risk taking or the manipulation of reported earnings to enhance the compensation of any employee by our Named Executive Officers or other employees.

     Other Employee Compensation Plans

Plan Name	Reason for Conclusion
MIP	The MIP provides for incentive based compensation for certain employees who are not Named Executive Officers based on the Corporation’s pre-tax pre-provision core operating earnings and its total provision for loss expense. The portion of the award based on pre-tax pre-provision core operating earnings, a key value driver for our business, is capped, discouraging excessive risk taking. Pre-tax pre-provision core operating earnings, while a non-GAAP financial measure, is derived from our audited net income figures, and is subject to our stringent internal financial controls mitigating the risk of manipulation. The total provision factor, by its nature, discourages taking additional risk and the amount payable based on this factor is capped. Moreover, the provision for loss is determined in accordance with generally accepted accounting principles pursuant to a detailed methodology and is subject to audit by our independent public accountants, mitigating the risk of manipulation. In each case, the amount of the award may be adjusted down based on individual performance, which also reduces the likelihood of excessive risk taking or manipulation. The awards made to executive officers are subject to our Executive Compensation Clawback Policy, reducing the risk that reported earnings might be manipulated.

Core Banking Incentive Plans
Specialty Banking Incentive Plans
Credit Management Incentive Plans
Wealth Management Incentive Plans
Asset Based Lending Incentive Plans Insurance Incentive Plans
Crop Insurance Incentive Plans
These plans provide for incentive based compensation to be paid to employees who are not Named Executive Officers based on multiple identified factors that drive the portion of our business in which they are engaged. Most of these factors are operational and not directly related to our earnings, and therefore have a low risk of encouraging manipulation of our earnings. Substantially all of the performance factors are inherently structured so that unnecessary or excessive risk taking is either discouraged by the other factors in the mix and operational policies and procedures we have in place, or is irrelevant to the goal. The use of multiple performance measures diversifies the risk associated with a single performance measure. Awards are also subject to downgrade if certain credit metrics are not satisfied, further reducing the likelihood of excessive risk taking relating to lending. Individual performance is measured against the performance measures of the plan and are reviewed monthly at accountability meetings with supervisors and managers. Any unnecessary or excessive risk taking or manipulation of earnings is subject to corrective disciplinary action.

Reward and Recognition Program Fraud Busters Program Business Owner Banking Certificate Program	These programs are generally unrelated to the performance of the Corporation and therefore, do not encourage unnecessary or excessive risk taking or the manipulation of reported earnings to enhance the compensation of any employee by our employees.

     The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” section of this proxy statement, or CD&A, for the year ended December 31, 2009. Based on such review and discussion, the Compensation Committee recommended to the board of directors that the CD&A be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2009.
By the Compensation Committee of the Board of Directors:
Benjamin W. Laird, Chairman
Lizabeth A. Ardisana
Robert S. Cubbin
Dennis J. Ibold
Stephen J. Lazaroff

Summary Compensation Table
     The following table provides compensation information for the years ended December 31, 2009, 2008 and 2007 for our chief executive officer, former chief executive officer, chief financial officer, and the three other most highly paid executive officers who were serving as such at December 31, 2009. We refer to these individuals in this proxy statement as our Named Executive Officers. The material terms of plans and agreements pursuant to which certain items set forth below were paid are discussed elsewhere in “Executive Compensation”.

						Change in Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
					Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Stock Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)(1)	($)	($)(2)	($)(3)	($)
Cathleen H. Nash	2009	587,238	-0-	128,000	-0-	355	16,286	731,879
President & Chief	2008	459,000	-0-	-0-	-0-	384	20,956	480,340
Executive Officer(4)	2007	436,769	-0-	240,008	146,192	380	23,270	846,619

Charles D. Christy	2009	350,000	-0-	102,400	-0-	1,569	15,593	469,562
Executive Vice	2008	363,462	-0-	-0-	-0-	1,696	21,685	386,843
President & Chief	2007	341,078	-0-	240,008	116,247	1,681	20,945	719,959
Financial Officer

Thomas C. Shafer	2009	286,769	-0-	34,134	-0-	5,126	14,123	340,152
Executive Vice President & Director of Specialty Banking

Judith L. Klawinski	2009	246,535	-0-	34,134	-0-	5,281	4,721	290,671
Executive Vice President & Director of Core Banking

Thomas W. Gallagher	2009	248,464	-0-	21,334	-0-	11,651	5,352	286,801
Executive Vice President, General Counsel & Secretary

William R. Hartman	2009	63,000	-0-	-0-	-0-	7,492,102	62,751	7,617,853
Former Chairman,	2008	810,000	-0-	-0-	-0-	381,457	21,154	1,212,611
President and	2007	767,678	-0-	1,039,992	-0-	880,955	89,665	2,778,290
Chief Executive Officer(5)

(1)	Stock awards consist of restricted shares of common stock. The amounts shown represent the grant date fair value of each award calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The 2009 award vests only when certain performance-based vesting requirements are satisfied. The value reported for the 2009 awards is the grant date fair value assuming the probable outcome of such conditions as of the grant date. In determining the grant date fair value, we have used the closing price of our stock as of the close of the market on the grant date and have assumed that all performance conditions will also be met. We subsequently determined that it was not probable that we would meet the performance-based vesting requirements, so we have not yet recorded expenses related to the stock awards. Grants in 2007 vested in three equal installments beginning on the first anniversary of the grant date.

(2)	The amounts shown for all Current Named Executive Officers reflect changes in pension values. The 2009 amount for Mr. Hartman represents the amount paid to him under the SERP and Qualified Plan following his retirement. Of the $381,457 increase in pension benefit value shown for Mr. Hartman in 2008, $379,302 is related to an increase in the value of Mr. Hartman’s SERP related to one year of aging. Of the $880,955 increase in pension benefit value shown for Mr. Hartman in 2007, approximately $800,000 is related to a change in the SERP agreement to provide a lump sum payment to Mr. Hartman at retirement. The remainder of the increase is related to the normal accrual of benefits taking into consideration an additional year of employment and changes in compensation.

(3)	The following table shows the components of this column for 2009. Other Payments and Benefits includes $60,000 paid in connection with Mr. Hartman’s retirement transition.

	401(k) Plan
	Matching	Country Club Dues	Other Payments and	Total “All Other
Named	Contribution	and Fees	Benefits	Compensation”
Executive Officers	($)	($)	($)	($)
Cathleen H. Nash	9,800	6,486	-0-	16,286
Charles D. Christy	7,539	8,054	-0-	15,593
Thomas C. Shafer	5,933	8,190	-0-	14,123
Judith L. Klawinski	4,721	-0-	-0-	4,721
Thomas W. Gallagher	5,352	-0-	-0-	5,352
William R. Hartman	2,751	-0-	60,000	62,751

(4)	Ms. Nash was an executive vice president until her appointment as our president and chief executive officer on February 1, 2009.

(5)	Effective January 31, 2009, Mr. Hartman retired as our president and chief executive officer.

Grants of Plan-Based Awards
     The following table shows the estimated future payout under the grants made in early 2009 as Long-Term Equity Awards.

		Estimated Future Payouts Under			Grant Date Fair
		Equity Incentive Plan Awards(1)			Value of Stock and
		Threshold	Target	Maximum	Option Awards
Name	Grant Date	(#)	(#)	(#)	($)
Cathleen H. Nash	1/29/2009	50,000	100,000	100,000	128,000
Charles D. Christy	1/29/2009	40,000	80,000	80,000	102,400
Thomas C. Shafer	1/29/2009	13,334	26,667	26,667	34,134
Judith L. Klawinski	1/29/2009	13,334	26,667	26,667	34,134
Thomas W. Gallagher	1/29/2009	8,334	16,667	16,667	21,334
William R. Hartman		-0-	-0-	-0-	-0-

(1)	The terms of these grants are described below under “Executive Compensation - Outstanding Equity Awards at Year End.”

Outstanding Equity Awards at Year-End
     The following table shows all outstanding equity awards held by our Named Executive Officers as of December 31, 2009. Market value is based on the closing price of our common stock of $0.69 on December 31, 2009, as reported on the NASDAQ Global Select MarketSM.

	Options Awards				Stock Awards
	Number of	Number of						Equity
	Securities	Securities				Market Value of	Equity Incentive	Incentive Plan
	Underlying	Underlying			Number of Shares or	Shares or Units of	Plan Awards: Number	Awards: Market
	Unexercised Options	Unexercised Options	Option Exercise		Units of Stock That	Stock That Have Not	of Unearned Shares	Value of Unearned
	(#)	(#)	Price	Option Expiration	Have Not Vested	Vested	That Have Not Vested	Shares That Have
Name	Exercisable	Unexercisable	($)	Date	(#)(1)	($)	(#)(2)	Not Vested ($)
Cathleen H. Nash					4,173	2,879	100,000	69,000
	-0-	-0-	-0-	-0-

Charles D. Christy					4,173	2,879	80,000	55,200
	9,398	-0-	29.02	5/31/2015
	16,200	-0-	29.06	5/12/2014
	25,000	-0-	26.01	5/29/2013
	85,000	-0-	25.81	9/03/2012

Thomas C. Shafer					7,782	5,370	26,667	18,400
	5,874	-0-	29.02	5/31/2015
	10,800	-0-	29.06	5/12/2014
	18,000	-0-	26.01	5/29/2013
	20,000	-0-	33.41	5/17/2012
	23,800	-0-	25.42	5/22/2011
	17,940	-0-	16.66	5/18/2010

Judith L. Klawinski					7,294	5,033	26,667	18,400
	2,349	-0-	29.02	5/31/2015
	2,700	-0-	29.06	5/12/2014
	4,000	-0-	26.01	5/29/2013
	3,000	-0-	33.41	5/17/2012
	3,400	-0-	25.42	5/22/2011
	2,500	-0-	16.66	5/18/2010

Thomas W. Gallagher					6,511	4,493	16,667	11,500
	4,112	-0-	29.02	5/31/2015
	7,200	-0-	29.06	5/12/2014
	11,000	-0-	26.01	5/29/2013
	11,000	-0-	33.41	5/17/2012
	19,400	-0-	25.42	5/22/2011

William R. Hartman					-0-	-0-	-0-	-0-
	43,935	-0-	29.02	1/31/2014
	77,500	-0-	29.06	1/31/2014
	225,000	-0-	26.01	5/29/2013
	225,000	-0-	31.99	2/25/2012

(1)	The restricted shares in this column reflect shares granted under the 2007 and 2008 restricted stock agreements. The restrictions associated with the 2007 and 2008 restricted stock grants will lapse at the rate of one-third each year beginning on the first anniversary of the grant date.

The restricted shares reflected in this column become vested and transferable as follows:

	5/22/2010	5/23/2010	5/22/2011	Total
Cathleen H. Nash	-0-	4,173	-0-	4,173

Charles D. Christy	-0-	4,173	-0-	4,173

Thomas C. Shafer	2,500	2,782	2,500	7,782

Judith L. Klawinski	2,778	1,739	2,777	7,294

Thomas W. Gallagher	2,778	956	2,777	6,511

William R. Hartman	-0-	-0-	-0-	-0-
       For the 2007 and 2008 restricted stock grants, if the Named Executive Officer terminates employment due to death or disability, or if we terminate the Named Executive Officer’s employment pursuant to our severance pay plan, then the Named Executive Officer will receive a pro-rata portion of any unvested restricted shares. However, if the Named Executive Officer retires, resigns, is terminated for cause, or is terminated without cause and not pursuant to our severance pay plan, then any unvested restricted shares will be forfeited. In the event of a change in control, the provisions of our Amended and Restated Change in Control Agreements would apply, and the restricted stock would become fully vested, subject to limitations imposed by applicable law at the time. Holders of restricted shares have voting and dividend rights with respect to these shares upon grant to the same extent as holders of other outstanding shares of common stock.
(2)   These shares are the full number of restricted shares granted as part of the long-term incentive awards made in January 2009. The restrictions as to 50% of the shares granted will lapse on January 29, 2011 if both of the following performance measures are met: (i) we are profitable in 2010 (based on net income); and (ii) our 2010 pre-tax pre-provision core operating earnings improves over 2009 results. On January 29, 2012, the restrictions on the remaining 50% of the granted shares (or in the event that either of the aforementioned performance measures are not achieved in 2010 the restrictions on the full 100% of the shares granted) will lapse if: (i) we are profitable in 2011 (based on net income); and (ii) 2011 pre-tax pre-provision core operating earnings improves over 2010 results. If both of the aforementioned performance measures are not met for 2011, then any shares remaining unvested will be canceled. Pre-tax pre-provision core operating earnings represents net income (loss) excluding income tax provision (benefit), the provision for loan losses, and impairment charges (such as goodwill, credit writedowns and fair-value adjustments). If the Named Executive Officer retires, resigns, or is terminated for cause, then any unvested restricted shares and unearned cash will be forfeited. If the Named Executive Officer’s position is eliminated, then the Named Executive Officer will receive a pro-rata portion of any vested restricted shares (if the performance targets have been met) and the cash portion of the award will be forfeited. However, if the Named Executive Officer terminates employment due to death or disability, or if we terminate the Named Executive Officer’s employment without cause, then the Named Executive Officer will receive a pro-rata portion of any vested restricted shares (if the performance targets have been met) and earned cash. In the event of a change in control, the provisions of our Amended and Restated Change in Control Agreements would apply and the incentive awards would be fully vested, subject to limitations imposed by law applicable at the time.

Options Exercised and Stock Vested
     The following table shows all stock awards vested and the value realized upon vesting, by Named Executive Officers during 2009. None of the Named Executive Officers exercised options during 2009.

	Stock Awards
	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting(1)
Name	(#)	($)
Cathleen H. Nash	14,284	11,467

Charles D. Christy	7,010	7,456

Thomas C. Shafer	7,269	8,318

Judith L. Klawinski	5,448	6,555

Thomas W. Gallagher	6,000	6,865

William R. Hartman	-0-	-0-

(1)	The value realized equals the market value of our common stock on the date that the transfer restrictions lapsed as reported on the NASDAQ Global Select MarketSM, multiplied by the number of shares for which the transfer restrictions lapsed.

Non-Qualified Deferred Compensation
     We offer executive officers and selected key employees the right to participate in our non-qualified Deferred Compensation Plan. Under the provisions of the plan, the participants may elect to defer up to 50% of their annual base salary and up to 100% of any cash incentive compensation. Subject to approval by the Compensation Committee, we may make matching contributions in an amount not to exceed 30% of the participant’s own contribution with such match being made in our common stock. No matching contributions were made in 2009. The investment options generally available under the Deferred Compensation Plan are the same as those available under the Corporation’s 401(k) plan. As a general rule, amounts deferred and investment returns are required to be distributed no earlier than upon the participant’s termination of employment and shall be made in a single lump sum payment or, if the participant has made an irrevocable election at the time of enrollment, in equal annual installments over the period specified by the participant, not to exceed ten years. The following table shows certain information for Named Executive Officers under the Corporation’s non-qualified Deferred Compensation Plan.

	Executive	Registrant		Aggregate
	Contributions in	Contribution in	Aggregate Earnings in	Withdrawals/	Aggregate Balance at
	Last Fiscal Year	Last Fiscal Year	Last Fiscal Year	Distributions	Last Fiscal Year End
Name	($)(1)	($)	($)(1)	($)	($)
Cathleen H. Nash	-0-	-0-	30,549	-0-	122,290

Charles D. Christy	-0-	-0-	-0-	-0-	-0-

Thomas C. Shafer	8,664	-0-	(20,377)	-0-	17,273

Judith L. Klawinski	24,653	-0-	14,996	-0-	121,791

Thomas W. Gallagher	-0-	-0-	-0-	-0-	-0-

William R. Hartman	-0-	-0-	-0-	-0-	-0-

(1)	Executive contributions are reflected as compensation in the appropriate columns of the Summary Compensation Table, but earnings and losses on contributions are not reflected in the Summary Compensation Table because earnings are not above-market or preferential.

Pension Benefits
     The table shows each Named Executive Officer’s number of years of service, present value of accumulated benefit and payments during the year ended December 31, 2009 under each of the plans, which are described in the “Executive Compensation — Compensation Discussion and Analysis - Retirement Benefits” section of this proxy statement.

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)(1)	($)
Cathleen H. Nash	Citizens Republic
	Bancorp Amended and
	Restated Cash
	Balance Pension
	Plan For Employees	4	9,226	-0-

Charles D. Christy	Citizens Republic
	Bancorp Amended and
	Restated Cash
	Balance Pension
	Plan For Employees	7	40,789	-0-

Thomas C. Shafer	Citizens Republic
	Bancorp Amended and
	Restated Cash
	Balance Pension
	Plan For Employees	15	133,266	-0-

Judith L. Klawinski	Citizens Republic
	Bancorp Amended and
	Restated Cash
	Balance Pension
	Plan For Employees	31	137,300	-0-

Thomas W. Gallagher	Citizens Republic
	Bancorp Amended and
	Restated Cash
	Balance Pension
	Plan For Employees	23	302,935	-0-

William R. Hartman	Citizens Republic
	Bancorp Amended and
	Restated Cash
	Balance Pension
	Plan For Employees	7	-0-	50,328

	SERP		-0-	7,441,774

(1)	The Present Value of Accumulated Benefit is the lump sum value as of December 31, 2009 of the annual pension benefit payable for the Named Executive Officer’s life that was earned as of December 31, 2009. These lump sum values are equal to the accumulated cash balance as of December 31, 2009.

Other Potential Post-Employment Payments
     We have entered into certain plans and agreements that require us to provide compensation to Named Executive Officers in the event of a termination of employment. Post-employment payments are provided for under the employment agreement with Mr. Hartman, the Stock Compensation Plan, change in control agreements, and retirement plans. These are described below.
     As long as the preferred shares issued to the Treasury under the CPP remain outstanding, there are limits on the ability to pay termination related or “golden parachute” payments. These limits are described in more detail under the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement.
Hartman Employment Agreement and Retirement Agreement
     On January 31, 2009, Mr. Hartman retired as our president and chief executive officer, but remained as the non-executive chairman until the 2009 annual meeting of shareholders to assist with transitional matters. In connection with Mr. Hartman’s retirement, on January 22, 2009, we entered into an agreement with Mr. Hartman that provided for Mr. Hartman’s compensation as non-executive chairman during the transition period (in lieu of the standard non-employee director compensation) and terminated portions of Mr. Hartman’s employment agreement relating to his employment with us, while leaving in place the non-solicitation, non-compete, confidentiality and certain other miscellaneous provisions.
     As compensation for his services as non-executive chairman from February 1, 2009 through the 2009 annual meeting, the agreement provided that Mr. Hartman would receive, in lieu of the compensation paid to outside directors during that period, a fee of $60,000, payable in three installments on February 1, 2009, March 1, 2009 and the annual meeting date. He would also be entitled to be reimbursed for expenses incurred in connection with his services on the same terms as the other outside directors, and to an office, administrative assistance and the use of his Company computer and communications devices while serving as non-executive chairman. According to the restricted stock agreements we entered into with Mr. Hartman in 2006 and 2007, upon Mr. Hartman’s retirement, any unvested shares of restricted stock were forfeited. Mr. Hartman is otherwise receiving no compensation in connection with his departure other than pursuant to agreements and arrangements disclosed elsewhere in this proxy statement.
     Prior to its modification as described above, Mr. Hartman’s employment agreement provided that Mr. Hartman would serve as our chief executive officer until December 31, 2010 and as executive chairman of the Corporation from January 1, 2011 to December 31, 2012. Mr. Hartman would continue as a member of our board of directors and would serve as the chairman of the board beginning December 29, 2007. While serving as chief executive officer, Mr. Hartman would receive an annual base salary of at least $740,000, a target annual bonus of no less than 75% of his annual base salary and annual equity incentive awards on terms and conditions no less favorable than those provided to our other senior executives, taking into account competitive practices at comparable institutions. In addition, equity incentive awards granted to Mr. Hartman prior to December 31, 2010 would vest no later than December 31, 2010. While serving as executive chairman, Mr. Hartman’s annual base salary would be no less than 50% of his final annual base salary as chief executive officer. Subject to these limitations, his base salary, annual bonus and annual equity incentive awards would be determined by the Compensation Committee.

     The agreement also entitled Mr. Hartman to employee benefits, fringe benefits and perquisites on a basis no less favorable than those provided to our other senior executives. Upon his retirement, Mr. Hartman and his spouse would be eligible to participate in our group healthcare programs for retirees at their own expense.
     If Mr. Hartman’s employment were terminated by us without “cause” or by him for “good reason,” we would have been obligated to pay him a lump sum severance benefit. This severance benefit would have consisted of an amount equal to the sum of any accrued amounts not yet paid (such as earned incentive compensation for the prior year, accrued vacation pay and unreimbursed business expenses), plus a pro-rata target bonus for the year of termination, plus an amount equal to the sum of his base salary and target incentive payment multiplied by three. In addition to this amount, Mr. Hartman would have been entitled to:
•	The full vesting of all outstanding equity-based compensation;

•	The transfer of his club membership to him (but he would have assumed all monthly charges); and

•	Full coverage in all welfare benefits at our cost for Mr. Hartman and his eligible dependents for three years after termination.
     Upon Mr. Hartman’s death or disability, the employment agreement would have terminated with no further obligation to Mr. Hartman or his legal representatives, except for accrued obligations.
     Had there been a “change in control” (as defined in the change in control agreement between Mr. Hartman and us), Mr. Hartman’s termination benefits would have been the better of those provided under his employment agreement or his change in control agreement, as described below. The employment agreement also entitled Mr. Hartman to an excise tax gross-up if he were subject to the 20% excise tax on excess parachute payments under Section 280G and Section 4999 of the Internal Revenue Code.
     In order to be eligible for the severance benefits discussed above, Mr. Hartman is prohibited, for two years following termination, from soliciting our employees or competing with us. He is also subject to confidentiality and non-disparagement obligations.
Nash Letter Agreement
     On January 22, 2009, we entered into an agreement with Ms. Nash, our president and chief executive officer. Ms. Nash is employed on an at-will basis and will receive the following:
•	An annual base salary of $600,000;

•	Annual incentive awards under the Management Incentive Plan to the extent that such awards are granted to the executive officers and subject to any restrictions on our ability to pay incentive compensation as long as the preferred shares issued to Treasury under the CPP remain outstanding; and

•	A long-term award in 2009 under our Stock Compensation Plan equal to $300,000 in cash and 100,000 shares of restricted stock, with performance-based vesting terms as described under “Executive Compensation - Compensation Discussion and Analysis- Long-Term Equity-Based Compensation.”

     Her annual salary, incentive compensation and long-term compensation will be reviewed annually by the Compensation Committee and approved by the board of directors. Ms. Nash will continue to be eligible for other employee benefits and perquisites to the same extent provided to other executive officers. If her employment is terminated without cause other than in connection with a change in control, she will be entitled to two years of salary continuance, plus outplacement services. If her employment terminates due to death or disability, she will be eligible for the same benefits provided to other executive officers. Ms. Nash has agreed to non-compete and non-solicitation covenants expiring two years after her termination of employment, as well as confidentiality and non-disparagement covenants.
Stock Compensation Plan
     Under the Stock Compensation Plan, stock options and restricted stock granted prior to March 19, 2010 automatically vest upon a change in control. Each of the 2007 restricted stock agreements provides that upon the death or disability of the Named Executive Officer, the restrictions on the shares shall lapse on a pro rata portion of the shares equal to the product of:
(i)	the number of shares subject to vesting on the next anniversary of the grant date; and

(ii)	a fraction, the numerator of which is the number of days that have lapsed from the previous vesting date (or grant date if none of the shares have vested) through the date of the death or disability, and the denominator of which is 365.
     Each of the 2009 long-term incentive award agreements provides that if the Named Executive Officer retires, resigns, or is terminated for cause, then any unvested restricted shares and unearned cash will be forfeited. If the Named Executive Officer’s position is eliminated, then the Named Executive Officer will receive a pro-rata portion of any vested restricted shares (if the performance targets have been met) and the cash portion of the award will be forfeited. However, if the Named Executive Officer terminates employment due to death or disability, or if we terminate the Named Executive Officer’s employment without cause, then the Named Executive Officer will receive a pro-rata portion of any vested restricted shares (if the performance targets have been met) and earned cash.
     The Stock Compensation Plan is proposed to be amended and restated. See “Proposal 3- Amendment And Restatement Of The Citizens Banking Corporation Stock Compensation Plan.”
Change in Control Agreements
     We have change in control agreements with each of our Named Executive Officers. The agreements provide severance benefits if there is a change in control of the Corporation and each Current Named Executive Officer’s employment with us is actually or constructively terminated at any time within three months prior to or on the date of such change in control, or within twenty-four months after a change in control. A “change in control” is defined as:
(i)	the acquisition by any person or group of 20% or more of the outstanding common stock in a transaction which has not been approved by a majority of the board of directors;

(ii)	a liquidation or dissolution of the Corporation;

(iii)	a sale of substantially all of the assets of the Corporation;

(iv)	a merger, consolidation or combination in which our shareholders immediately before such a transaction do not continue to control more than 65% of the voting power of the resulting entity; or

(v)	under certain circumstances, a change in a majority of the members of the board of directors within a two-year period.

     Our Current Named Executive Officers’ employment will have been constructively terminated following a change in control if:
(i)	there is a significant reduction in the scope of the executive’s authority or in the extent of such executive’s powers, functions, duties or responsibilities;

(ii)	there is a reduction in the executive’s rate of compensation;

(iii)	fringe benefits are not provided to the executive on a basis commensurate with other executives; or

(iv)	there are changes in our executive’s responsibilities, which would require moving such executive’s job outside of lower Michigan.
     Each change in control agreement provides severance benefits of a lump sum payment equal to three times (two times in the case of Ms. Klawinski) the executive’s annual base salary immediately prior to the change in control (or, if higher, the executive’s annual base salary on the date employment is terminated) plus three times (two times in the case of Ms. Klawinski) the greater of the anticipated award amount under the MIP in the year termination occurs or the highest MIP award paid to the Current Named Executive Officer in the last three calendar years of employment. In addition, the change in control agreements provide our executives:
•	Continued coverage under the medical, dental and life insurance benefit plans for three years after termination, provided the executive does not enter into other employment providing comparable benefits;

•	Transfer of any club memberships;

•	Accelerated vesting of all stock options and restricted stock awards; and

•	Payment of up to $20,000 for outplacement services.
     We will also provide our executives with an additional amount (gross-up amount) for each calendar year in which they receive an excess parachute payment. This gross-up amount is intended to cover the liability for any parachute tax on the excess parachute payment as well as federal and state income taxes and parachute tax on the additional amount.
     In addition to the standard confidentiality requirements, our executives may not, for a period of two years following termination of employment, accept employment, consult for or otherwise assist any other financial institution, which conducts business from a location within fifty (50) miles of any of our locations.
     We amended our change in control agreements in 2008 to comply with Section 409A of the Internal Revenue Code. In addition, payments to the Named Executive Officers and to certain other employees under these agreements are prohibited as long as the preferred shares issued to Treasury under the CPP remain outstanding.
Retirement Plans
     In the event of a termination due to retirement, our Current Named Executive Officers will receive benefits under our retirement plan. The retirement plan is described in detail in “Executive Compensation — Compensation Discussion and Analysis — Retirement Benefits” of this proxy statement.

Potential Post-Employment Payments Table
     The table below represents the lump sum maximum amount each Named Executive Officer, other than Mr. Hartman who terminated employment prior to year end, would have been eligible to receive upon a change in control or if their employment was terminated under one of the various scenarios described below as of December 31, 2009. The table reflects payments actually made to Mr. Hartman due to his retirement in January 2009.
     Due to our participation in the CPP, as long as the preferred shares issued to Treasury under the CPP remain outstanding, we are not permitted to pay amounts to our Named Executive Officers for departure from the Corporation for any reason other than death or disability, other than payments for services performed or benefits accrued and payments pursuant to qualified retirement plans or that are required by applicable law.

		Involuntary
	Quit/ Termination	Termination Not For	Change In	Change In Control
Named Executive	For Cause	Cause	Control(1)	With Termination	Retirement	Death(2)	Disability(2)
Officer	($)	($)	($)	($)	($)	($)	($)
Cathleen H. Nash	-0-	1,220,000	371,880	4,002,335	9,226	1,751	1,751

Charles D. Christy	-0-	-0-	298,080	2,400,866	40,789	1,751	1,751

Thomas C. Shafer	-0-	-0-	103,770	1,690,585	133,266	2,221	2,221

Judith L. Klawinski	-0-	-0-	103,433	983,269	137,300	1,901	1,901

Thomas W. Gallagher	-0-	-0-	67,103	1,424,757	302,935	1,572	1,572

William R. Hartman	-0-	-0-	-0-	-0-	7,552,102	-0-	-0-

(1)	The amounts shown in this column reflect the value of restricted shares with respect to which transferability restrictions would have lapsed if a change in control had occurred on December 31, 2009.

(2)	The amounts in this column reflect the pro-rata value of the restricted shares with respect to which transferability restrictions would have lapsed had the Named Executive Officers terminated employment because of death or disability on December 31, 2009.

Compensation Committee Interlocks And Certain Transactions And Relationships
     There were no interlock relationships involving members of the Compensation Committee in 2009, nor were there any transactions involving us in which any member of the Compensation Committee or any member of their immediate family had a direct or indirect material interest. The members of the Compensation Committee are Benjamin W. Laird, Lizabeth A. Ardisana, Robert S. Cubbin, Dennis J. Ibold, and Stephen J. Lazaroff.
     During 2009, our banking subsidiaries had, and expect to have in the future, banking transactions, in the ordinary course of business, with directors, officers and their associates. These transactions were made on substantially the same terms, including interest rate charges and collateral requirements, as comparable transactions are made with unrelated parties prevailing at the time of such transactions and did not involve more than the normal risk of collectability or present other unfavorable features. All credit transactions involving directors and executive officers are reviewed and, when required, approved by the board of directors. None of these loans is currently disclosed as non-accrual, past due, restructured or as a potential problem in our Annual Report on Form 10-K for the year ended December 31, 2009.
     We and our banking subsidiaries maintain a written policy requiring the pre-approval by the board of directors of all lending transactions between us and executive officers and directors in compliance with Federal Reserve Regulation O. Although we do not have a written policy with regard to the approval of other transactions between us and our executive officers and directors, such transactions are subject to the limitations on conflicts of interest contained in our Code of Ethics and are generally discouraged. To the extent any such transactions are proposed, they would be subject to approval by the board of directors in accordance with applicable law and the NASDAQ Marketplace Rules, which require that any such transactions required to be disclosed in our proxy statement be approved by a committee of independent directors of our board of directors.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Under the securities laws of the United States, our directors, executive officers and any persons holding more than 10% of the common stock, whom we refer to collectively as our reporting persons, are required to report their ownership of the common stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established and pursuant to applicable rules, we are required to report in our proxy statement any failure to file by these due dates. Based on certifications received from our reporting persons and on copies of the reports that they have filed with the Commission, all required reports of reporting persons have been timely filed with the Commission since the beginning of 2009.

     PROPOSAL 3 — AMENDMENT AND RESTATEMENT OF STOCK COMPENSATION PLAN
     Our board of directors is seeking approval of a proposal to amend and restate our Stock Compensation Plan, which we refer to as the Stock Plan. The amendment and restatement clarifies, revises and updates many sections of the Stock Plan. The most significant of the changes would:
•	extend the Stock Plan’s expiration date from January 2012 until March 18, 2020;

•	increase the number of shares of common stock reserved for issuance under the Stock Plan by 18 million, from six million to 24 million shares;

•	amend the change in control definition and related provisions to conform with change in control definitions in some of our other benefit plans and applicable law, and to provide more flexibility in dealing with outstanding grants in the event the Corporation is acquired;

•	add provisions, including a list of available performance measures described in “Code Section 162(m) Awards” below and limits on awards to any participant in any twelve month period, that will allow us to structure performance-based compensation, whether paid in cash or stock, in a manner that will comply with the exemption from the Internal Revenue Code’s limit on deductible compensation paid to our most highly paid executive officers;

•	permit the grant of additional types of awards, such as stock appreciation rights and cash incentive awards, to provide greater flexibility to the Compensation Committee in designing appropriate compensation for participants;

•	provide greater flexibility in the granting of awards under the Stock Plan by removing the 2,000,000 shares sublimit on grants of awards that are not options or stock appreciation rights; and

•	provide greater flexibility in the means by which award holders may exercise options and pay tax withholding obligations on awards.
     Pursuant to authority delegated to it by our board, the Compensation Committee approved the proposed amendment and restatement of the Stock Plan, subject to shareholder approval, on March 19, 2010. A copy of the amended and restated Stock Plan has been filed with the SEC as an appendix to this proxy statement and is available for review through our investor relations website at www.citizensbanking.com/shareholdermeeting, and from the SEC at www.sec.gov. We suggest that you read the Stock Plan in its entirety for a more complete understanding of its terms.
     The purpose of the Stock Plan is to attract and retain competent, effective and loyal employees and non-employee directors to further the growth and profitable operation of the Corporation by encouraging them to acquire an ownership interest in the Corporation, thus aligning their interests with those of shareholders and encouraging them to make greater efforts on behalf of the Corporation.
Shares Available For Grant and Options Outstanding
     We have granted incentive and non-qualified stock options and restricted stock to employees, officers, and directors pursuant to the Stock Plan, which was first approved by our shareholders in 2002. There are also options outstanding that were granted under the All-Employee Stock Option Plan, which was not submitted to our shareholders for approval, and under the Third Amended Stock Option Plan and the Citizens Stock Option Plan for Directors, which were approved by our shareholders. No future grants may be made under any of these plans other than the Stock Plan. In connection with the Republic merger in 2006, we assumed Republic’s active stock option plans which had previously been approved by Republic’s shareholders. We have not made any awards under the assumed plans and we treat these plans as if they are terminated as to future grants. The following table sets forth, with respect to all of our stock-based compensation plans, (i) the number of shares of common stock to be issued upon the exercise of outstanding options, (ii) the weighted average exercise price of outstanding options, and (iii) the number of shares remaining available for future issuance, as of December 31, 2009.

			(c)
			Number of securities
	(a)		remaining available
	Number of securities	(b)	for future issuance
	to be issued upon	Weighted-average	under equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options	securities reflected in
Plan Category	warrants and rights	warrants and rights	column (a))
Equity compensation plans approved by security holders	3,013,248 (1)	$26.38	1,349,763 (2)

Equity compensation plans not approved by security holders	53,500 (3)	$16.66	-0-

Total	3,066,748	$26.21	1,349,763

(1)	Options for 266,296 Citizens common shares with a weighted-average exercise price of $14.64 per share were outstanding under the assumed Republic plans as of December 31, 2009 and are included in the table.

(2)	Includes 591,441 shares that may currently be granted under the Stock Plan in the form of restricted stock, restricted stock units or performance shares. Does not include shares that would be available for future grants if the proposed amendment and restatement of the Stock Plan is approved by shareholders.

(3)	Issued under the All-Employee Plan. Under this plan, on May 18, 2000, Citizens granted stock options to all employees who did not receive grants under the then existing but since expired Third Amended Stock Option Plan. Each full-time employee received options for 200 shares of common stock and each part-time employee received options for 100 shares. The $16.66 exercise price of the grant was the market price of the common stock on the grant date. The options became exercisable three years after the date of grant. The options expire ten years from the date of grant. Options for a total of 550,700 shares were granted of which options for 53,500 shares were outstanding as of December 31, 2009.

Grants Made Under the Stock Plan
     If the proposal to approve the amendment and restatement of the Stock Plan is approved, the future benefits or amounts that would be received under the Stock Plan by directors, executive officers and other employees are discretionary and are therefore not determinable at this time. While we expect awards to be made during 2010, no specific awards are planned or contemplated under the Stock Plan at this time. The following table sets forth, as of the record date, the number of options and restricted shares granted under the Stock Plan since its inception to each of our Named Executive Officers, all current executive officers as a group, all current non-employee directors as a group (each of whom is also a nominee) and all employees (other than executive officers) as a group. No options have been granted under the Stock Plan to associates of our directors or executive officers and no one other than the persons listed in the table below have individually received more than 5% of the options granted under the Stock Plan.

Recipient	Options	Restricted Stock
Cathleen H. Nash	-0-	122,631
Charles D. Christy	135,598	109,341
Thomas C. Shafer	54,674	50,543
Judith L. Klawinski	12,049	43,839
Thomas W. Gallagher	33,312	32,899
William R. Hartman	571,435	140,139
All current executive officers as a group	358,649	527,992
All other employees as a group	2,809,954	859,960
All current non-employee directors as a group	40,550	15,824

Vote Required
     We are seeking shareholder approval of the proposed amendment and restatement to comply with applicable rules of the Nasdaq Stock Market, to satisfy the requirements for deductibility of executive compensation paid pursuant to the Stock Plan under Section 162(m) of the Internal Revenue Code, or the Code and to qualify certain potential awards as incentive stock options under Code Section 422. The Stock Plan is structured to conform with the exception to Section 162(m) of the Code if the Stock Plan, including the material terms of the performance measures included therein, receives shareholder approval. Section 422 of the Code requires shareholder approval in order for any options under the Stock Plan to be treated as “incentive stock options” if so desired.
     Approval of the proposed amendment and restatement of the Stock Plan requires the affirmative vote of a majority of the votes cast by the holders of our outstanding common shares entitled to vote on the proposal. Abstentions and broker non-votes will not be deemed votes cast in determining approval of this proposal and will not have the effect of a vote for or against the proposal.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE STOCK PLAN.
Description of Stock Plan as Amended and Restated
     Shares Subject to the Stock Plan
     We currently have reserved an aggregate of 6,000,000 of our common shares to be issued under the Stock Plan, provided, however, that the number of shares subject to restricted stock, restricted stock units and performance awards shall not exceed 2,000,000. If the proposal to amend and restate the Stock Plan is approved, a total of 24,000,000 shares would be reserved for issuance under the Stock Plan, and there would no longer be a 2,000,000 share sublimit. If the exercise price or withholding obligations relating to an award are satisfied through tendering of shares by the participant or withholding of shares by us, we will count only the number of shares issued net of the shares tendered or withheld against the Stock Plan issuance limits. Similarly, if any award under the Stock Plan is forfeited, canceled, expires or otherwise terminated without issuance of the shares underlying the award, the underlying common shares do not count against the Stock Plan issuance limits. Awards granted in exchange for awards previously granted by a company acquired by us will not reduce the shares reserved for issuance under the Stock Plan or authorized for grant to a participant in any fiscal year. In addition, under certain limited circumstances, shares subject to shareholder-approved plans of companies we acquire would be converted into our common shares and made available for grants under the Stock Plan to persons who were not our employees or directors prior to the acquisition. To prevent dilution or enlargement of the rights of participants under the Stock Plan, appropriate adjustments will be made if any change is made to our outstanding common shares by reason of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting our common shares or their value.
     Administration
     The Stock Plan is administered by the Compensation Committee, but the Stock Plan provides that it may be administered by the board or by any other committee of directors designated by the board who qualify as independent directors under applicable stock exchange rules, “non-employee directors” under SEC Rule 16b-3 and “outside directors” under Section 162(m) of the Code. In this proxy statement, we refer to the administrator of the Stock Plan as the Committee. The Committee has the power to select participants who will receive awards, to make awards under the Stock Plan and to determine the terms and conditions of awards (subject to the terms, limits and conditions of the Stock Plan). The Committee also has broad power to, among other things, interpret the terms of the Stock Plan and establish rules and regulations for the administration of the Stock Plan. In the case of awards designated as awards under Section 162(m) of the Code, the Committee’s power to take certain actions will be limited by Section 162(m). Except in connection with certain corporate transactions or distributions, we are not permitted, without shareholder approval, to (a) cancel outstanding options or stock appreciation rights and grant new awards as substitutes under the Stock Plan having a lower exercise price; or (b) amend outstanding options or stock appreciation rights to reduce the exercise price.
     Participants
     All employees and directors who are selected by the Committee in its sole discretion from time to time are eligible to participate in the Stock Plan. Approximately 2,300 employees and 11 non-employee directors are currently eligible to participate in the Stock Plan. The Committee may condition the grant of an award to an individual under the Stock Plan by requiring that the individual become an employee.
     Types of Plan Awards and Limits
     Under the Stock Plan, as proposed to be amended and restated, the Committee may grant stock options, stock appreciation rights, restricted stock, restricted stock units and various types of performance-based rights to acquire cash, common shares, other property or a combination thereof, as described in further detail below. The terms of each award will be set forth in a written agreement with the recipient.
     Stock Options. The Committee may grant incentive stock options and non-qualified stock options. No option may be exercised after the tenth anniversary of the date the option was granted. The exercise price of any option granted under the Stock Plan must not be less than the fair market value of our common shares on the grant date. As of March 18, 2010, the closing price of our common shares was $0.79. Payment upon exercise may be made (1) by cash or check, (2) by delivery of our common shares, (3) pursuant to a broker-assisted cashless exercise process, (4) by delivery of other consideration approved by the Committee with a fair market value equal to the exercise price or (5) by other means determined by the Committee. A payment method involving delivery or withholding of common shares may not be used if it would violate applicable law or would result in adverse accounting consequences for us.
     Incentive stock options are options that entitle the recipient to favorable tax treatment with respect to the option if certain conditions contained in the Code are satisfied relating to the terms of the grant and the plan and to the length of time the option and underlying shares are held by the recipient. Incentive stock options may be granted only to our employees. The aggregate market value of the shares underlying the portion of incentive stock options held by the recipient that become exercisable, based on the value of the shares on the grant date, may not exceed $100,000 during a calendar year. In addition, in the event that the recipient is a more than 10% shareholder of the Corporation, the exercise price of incentive stock options may not be less than 110% of the fair market value of the common shares on the grant date and the options may not be exercised more than five years after the grant date. Incentive stock options may be granted for up to the total number of common shares available for grants under the Stock Plan.

     Stock Appreciation Rights. The Committee may grant stock appreciation rights pursuant to such terms and conditions as the Committee determines. No stock appreciation right may be granted with a term of more than ten years from the grant date. The exercise price may not be less than the fair market value of the common stock on the grant date. Upon exercise of a stock appreciation right, the participant will have the right to receive the excess of the aggregate fair market value of the shares on the exercise date over the aggregate exercise price for the portion of the right being exercised. Payments may be made to the holder in cash or common stock as specified in the grant agreement.
     Restricted Stock and Restricted Stock Units. Subject to the conditions of the Stock Plan, the Committee may grant shares of restricted stock and restricted stock units pursuant to such terms and conditions as the Committee determines. Each grant of restricted stock or restricted stock units will be evidenced by an agreement specifying the terms of the restrictions. The restricted stock and restricted stock units will be subject to restrictions on transferability and alienation and other restrictions as the Committee may impose. The Committee may require payment of consideration for restricted stock granted under the Stock Plan, which may be payable in cash, stock or other property. Recipients of issued and outstanding restricted stock otherwise have the same rights as other shareholders, including all voting and dividend rights unless the Recipient’s agreement provides otherwise. Recipients of restricted stock units may receive dividend equivalent rights at the Committee’s discretion. Restricted stock units are payable in common shares or cash as of the vesting date, unless the Recipient’s agreement provides otherwise.
     Performance Awards. The Committee may grant performance awards on terms and conditions that the Committee determines. Performance awards consist of the right to receive cash, common shares or other property. The written agreement for each grant will specify the performance goals; the period over which the goals are to be attained; the payment schedule if the goals are attained; whether the award represents the right to receive cash, common shares or other property; if the award is a right to receive shares, whether or not the shares will be issued upon grant (in which case they would be legended to restrict transferability pending satisfaction of the performance goals); and such other terms as the Committee determines. To the extent performance shares are issued and outstanding, a participant will be entitled to vote those shares prior to satisfaction of the performance goals, and any dividends received will be reinvested in additional performance shares. If the participant’s agreement provides for a right to receive common shares, the agreement may also provide for dividend equivalent rights in the same manner as provided for restricted stock units.
     Incentive Awards. The Committee may grant incentive awards on terms and conditions that the Committee determines. The determination for granting incentive awards may be based on the attainment of performance measures as established by the Committee, including those listed below under “ — Code Section 162(m) Awards”. Incentive awards will be paid in cash, shares of common stock or other property and will equal a percentage of the participant’s base salary for the fiscal year, a fixed dollar amount or such other formula determined by the Committee. Payments will be made within two and a half months after the end of the fiscal year in which the award is no longer subject to a substantial risk of forfeiture, but only after the Committee determines that the performance goals were attained and that the amount of the award should not be decreased in light of pay practices of competitors or the performance of the Corporation, a subsidiary or the recipient.

     Code Section 162(m) Awards. The Committee may designate that any restricted stock, restricted stock unit, performance award or incentive award be granted as a Code Section 162(m) award. As a result, such grants will be subject to certain additional requirements intended to satisfy the exemption for performance-based compensation under Code Section 162(m). One of these requirements is that the plan contain limitations on the amount of Code Section 162(m) awards that an individual may receive. The limit for option grants to any salaried employee has been increased from 500,000 in any two year period to 3,600,000 shares in any one year period in light of the substantial increase in the number of shares outstanding and the number of shares subject to the Stock Plan. In addition, no salaried employee may be granted stock appreciation rights for more than 3,600,000 shares over a one-year period or receive restricted stock grants or grants of restricted stock units that are denominated in common shares with respect to more than 3,600,000 shares in any fiscal year, or performance awards or incentive awards that are denominated in common shares with respect to more than 3,600,000 shares in any fiscal year. These amounts are subject to adjustment to the same extent as the total number of shares subject to the Stock Plan. The Stock Plan would also limit the dollar value payable to any one participant in any one fiscal year on restricted stock units, incentive awards or performance awards valued in cash or property other than common shares to $2,000,000.
     Another of these requirements is that a specified, objective “performance measure” pre-established by the Committee in the grant agreement must be satisfied before payment under the award may be made. The basis of a performance measure chosen by the Committee must be approved by shareholders in order to qualify under Code Section 162(m). Approval of this proposal to amend and restate the Stock Plan will constitute approval of the performance measures listed in the amended and restated Stock Plan and set forth below. Under the Stock Plan as amended and restated, if this proposal is approved, the performance measures available to the Committee will be one or more of the following, or a combination of any of the following:
(i)	basic earnings per share;

(ii)	basic cash earnings per share;

(iii)	diluted earnings per share;

(iv)	diluted cash earnings per share;

(v)	net income;

(vi)	cash earnings;

(vii)	net interest income;

(viii)	non-interest income;

(ix)	general and administrative expense to average assets ratio;

(x)	cash general and administrative expense to average assets ratio;

(xi)	efficiency ratio;

(xii)	cash efficiency ratio;

(xiii)	return on average assets;

(xiv)	cash return on average assets;

(xv)	return on average stockholders’ equity;

(xvi)	cash return on average stockholders’ equity;

(xvii)	return on average tangible stockholders’ equity;

(xviii)	cash return on average tangible stockholders’ equity;

(xix)	core earnings;

(xx)	operating income;

(xxi)	operating efficiency ratio;

(xxii)	net interest rate spread;

(xxiii)	loan production volume;

(xxiv)	nonperforming loans;

(xxv)	loan charge offs (or net charge offs);

(xxvi)	allowance for loan losses;

(xxvii)	cash flow;

(xxviii)	regulatory capital ratios;

(xxix)	deposit levels;

(xxx)	tangible assets;

(xxxi)	strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management;

(xxxii)	pre-tax pre-provision core operating earnings;

(xxxiii)	any other performance criteria established by the Committee; and

(xxviii)	any combination of the foregoing.
     The terms used have the same meanings as used in our financial statements, or, if not used in our financial statements, as used in generally accepted accounting principles or in our industry. Performance measures may be calculated on a consolidated basis or based on the performance of a division or business unit selected by the Committee. Calculation of performance measures will generally be made in accordance with generally accepted accounting principles, excluding the effect of accrual or payment of any awards under the Stock Plan for the same performance period and unless, specified otherwise at the time of grant, excluding the effect of any change in accounting standards or any extraordinary or non-recurring item, as determined by the Committee, occurring after the establishment of the performance goals. Performance measures may be expressed on an absolute and/or relative basis, or a before or after tax basis, may be based on or otherwise employ comparisons based on internal targets, our past performance or the past or current performance of our affiliates.
     Termination of Employment or Services
     Options and Stock Appreciation Rights. Unless otherwise provided in the related grant agreement, if a participant’s employment or services are terminated for any reason prior to the date that an option or stock appreciation right becomes vested, the right to exercise the option or stock appreciation right terminates and all rights cease. If an option or stock appreciation right becomes vested prior to termination of employment or services for any reason other than cause, death or disability, then the participant has the right to exercise the option or stock appreciation right to the extent it was exercisable upon termination before the earlier of three months after termination or the expiration of the option or stock appreciation right unless otherwise provided in the related grant agreement. If termination is due to the participant’s death or disability, then the participant or his or her estate may exercise the option or stock appreciation right to the extent it was exercisable upon termination before the earlier of the one year anniversary of employment termination or the expiration of the exercise period, subject to any limitations in the grant agreement. If a Participant’s employment or services are terminated for cause, any unexercised portion of an outstanding option or stock appreciation right (whether or not then vested or exercisable), will immediately terminate and be forfeited as of the date of the cause determination. The Committee may, in its discretion, accelerate the participant’s right to exercise an option or stock appreciation right or extend the exercise term, subject to any other limitations in the Stock Plan.
     Restricted Stock, Restricted Stock Units, Performance Awards and Incentive Awards. Unless otherwise provided in the related grant agreement, if a participant’s employment or services are terminated for any reason other than death or disability or, in the case of awards that are not Code Section 162(m) awards, retirement, these awards are generally forfeited to the Corporation (subject to a refund by the Corporation of any purchase price paid by the participant). If termination is due to death or disability or, in the case of awards that are not Code Section 162(m) awards, retirement, the awards will vest upon termination unless the grant agreement provides otherwise. The Committee may also waive any restrictions in its sole discretion, except that with respect to a Code Section 162(m) award, restrictions may only be waived in the event of termination due to death, disability or a change in control.

     Limitations on Transfer of Awards
     Awards under the Stock Plan are not transferable other than by will or the laws of descent and distribution except with the Committee’s consent. Stock options and stock appreciation rights may only be exercised by the participant during his or her lifetime. All common shares that are issued subject to an unvested award will be restricted as to transferability pursuant to the terms of the Stock Plan until the award has vested.
     Termination and Amendment
     No new awards may be granted under the Stock Plan on or after March 18, 2020. The board may terminate or amend the Stock Plan at any time, but shareholder approval will be required for any amendment that materially increases benefits under the Stock Plan, increases the common shares available under the Stock Plan (except pursuant to the then-existing provisions of the Stock Plan), changes the eligibility provisions, permits option or stock appreciation right repricing or modifies the Stock Plan in a manner requiring shareholder approval under any applicable stock exchange rule. An amendment to the Stock Plan will not, without the consent of the participant, adversely affect the participant’s outstanding awards except to qualify the award or the Stock Plan for exemption under Section 409A of the Code or to the extent provided in the grant agreement.
     Change in Control
     Awards under the Stock Plan are generally subject to special provisions upon the occurrence of a change in control transaction of the kind described in the Stock Plan. Under the Stock Plan, the Committee may provide in a grant agreement or otherwise that upon a change in control transaction (i) all outstanding options or stock appreciation rights immediately become fully vested and exercisable; (ii) any restriction period on any common shares or restricted stock units immediately lapse and the shares become freely transferable subject to any applicable federal or state securities laws; (iii) all performance goals are deemed to have been satisfied and any restrictions on any performance award or incentive award immediately lapse and the awards become immediately payable (either in full or pro-rata based on the portion of the applicable performance period completed); or (iv) awards may be treated in any other way as determined by the Committee. The Committee may also determine that upon a change in control, any outstanding option or stock appreciation right be canceled in exchange for payment in cash, stock or other property for each vested share in an amount equal to the excess of the fair market value of the consideration to be paid in the change in control transaction over the exercise price. The Committee, in its discretion, may provide in a participant’s agreement with respect to an option, stock appreciation right, restricted stock or restricted stock unit award, performance award or incentive award payable in shares that such awards will not be accelerated in the event of a change in control in which the successor company assumes the award.
     The term “change in control” is defined in the amended and restated Stock Plan to include the following types of transactions:
     (i) with certain exceptions, the acquisition of beneficial ownership of 20% or more of our outstanding common shares;
     (ii) a change in a majority of the board not approved by at least a majority of the incumbent directors or resulting at least in part from an actual or threatened election contest;
     (iii) consummation of specified business combination transactions involving the Corporation unless certain indicia of control are absent following the transaction; and

     (iv) approval by the shareholders of a complete liquidation or dissolution of the Corporation.
To the extent any payment subject to Code Section 409A is payable on a change in control, an event will not be considered a change in control with respect to such payment unless the event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Corporation within the meaning of Code Section 409A and regulations thereunder.
United States Federal Income Tax Consequences
     The following is a general discussion of the material federal income tax consequences relating to the grant, vesting and exercise of awards under the Stock Plan. Federal income tax laws and regulations are technical in nature and their application may vary in individual circumstances. You should consult your own professional tax advisor with respect to any specific questions that may arise in connection with your participation in the Stock Plan.
     Non-qualified Stock Options
     There will be no federal income tax consequences to a participant or to the Corporation upon the grant of a non-qualified stock option. When the participant exercises a non-qualified option, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the option shares on the date of exercise over the exercise price, and the Corporation will be allowed a corresponding tax deduction. Any gain that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.
     Incentive Stock Options
     There will be no federal income tax consequences to a participant or to the Corporation upon the grant of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Corporation will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, the participant will recognize taxable ordinary income in an amount equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price, and the Corporation will be allowed a federal income tax deduction equal to such amount. Any amount received by the participant in excess of the fair market value on the exercise date will be taxed to the participant as capital gain, and the Corporation will receive no corresponding deduction. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be a tax preference item that could subject a participant to alternative minimum tax in the year of exercise.

     Stock Appreciation Rights
     The participant will not recognize income and we will not be allowed a tax deduction, at the time a stock appreciation right is granted. When the participant exercises the stock appreciation right, the cash or fair market value of any common shares received will be taxable to the participant as ordinary income, and we will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Section 162(m) of the Code.
     Restricted Stock Awards
     Unless a participant makes an election to accelerate recognition of income to the grant date as described below, the participant will not recognize income, and the Corporation will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the stock, and the Corporation will be allowed a corresponding tax deduction, subject to any applicable limitations under Section 162(m) of the Code. If the participant files an election under Section 83(b) of the Code within 30 days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the stock as of that date, less any amount paid for the stock, and the Corporation will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.
     Restricted Stock Unit Awards, Performance Awards and Incentive Awards
     A participant will not recognize income, and the Corporation will not be allowed a tax deduction, at the time a restricted stock unit award, performance award or incentive award is granted. When a participant receives payment under a restricted stock unit award or performance award, the amount of cash received and the fair market value of any shares of stock received will be ordinary income to the participant, and the Corporation will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code.
     Code Section 409A
     Section 409A of the Code has implications that affect traditional deferred compensation plans, as well as certain equity-based awards. Section 409A requires compliance with specific rules regarding the timing of exercise or settlement of equity-based awards. Individuals who hold awards are subject to the following penalties if the terms of such awards are not exempted from or do not comply with the requirements of Section 409A: (i) appreciation is includible in the participant’s gross income for tax purposes once the awards are no longer subject to a “substantial risk of forfeiture” (e.g., upon vesting), (ii) the participant is required to pay interest at the IRS underpayment rate plus one percentage point commencing on the date an award subject to Section 409A is no longer subject to a substantial risk of forfeiture, and (iii) the participant incurs a 20 percent penalty tax on the amount required to be included in income. The Stock Plan as amended and restated and the awards granted thereunder are intended to be exempt from or conform to the requirements of Section 409A.

PROPOSAL 4 – APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
General
     In 2009, Ernst & Young LLP, or E&Y, performed audit and audit related services for us, which included examination of our consolidated financial statements, and consultation with us and our subsidiaries on accounting and reporting matters. The audit committee has appointed E&Y as independent auditors for 2010, subject to ratification by the shareholders. Although neither our organizational documents nor Michigan law require the shareholders to ratify the appointment of our independent auditors, the board has determined to seek shareholder ratification of the appointment of our independent auditors as part of its corporate governance practices. Accordingly, a resolution will be presented at the meeting to ratify their appointment. The affirmative vote of the holders of a majority of the shares of our common stock voting in person or by proxy on this proposal is required for approval. Abstentions and broker non-votes will be disregarded for purposes of determining the number of votes counted toward this vote. If the shareholders do not ratify the appointment of E&Y, then the audit committee will reconsider the selection of the independent registered public accounting firm. However, even if the appointment of E&Y is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in our shareholders’ best interests.
     Representatives of E&Y will attend the annual meeting, will have an opportunity to make a statement and will be available to answer any questions by shareholders.
Fees
     Audit Fees. E&Y billed us a total of $1,311,391 and $1,483,027 during 2009 and 2008, respectively, for professional services in connection with the audit of our annual financial statements and the review of the quarterly financial statements during each such year. The amounts shown for 2009 and 2008 include fees relating to the audit of our internal controls over financial reporting.
     Audit Related Fees. E&Y billed us a total of $60,000 and $113,500 during 2009 and 2008, respectively, for assurance and related services that were related to the performance of the audit and review of the financial statements, including audits of our benefit plans.
     Tax Fees. E&Y did not bill us for tax compliance, tax advice and tax planning services in 2009 and 2008.
     All Other Fees. E&Y billed us a total of $1,995 and $2,000 for other services rendered during 2009 and 2008, respectively. These fees related primarily to E&Y’s online accounting research tool.
     Although we have not developed a formal written policy for pre-approval of audit and non-audit services provided by E&Y, it is our policy and consistent practice that the audit committee of the board of directors approve in advance all audit services and permissible non-audit services provided by our independent auditors. The audit committee preapproved all of the services performed by E&Y in 2009.
     The audit committee does not consider the provision of the services described above by E&Y to be incompatible with the maintenance of E&Y’s independence.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF OUR INDEPENDENT AUDITORS.

OTHER MATTERS
     The board of directors is not aware of any other matters that may come before the meeting. However, should any such matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

CITIZENS REPUBLIC BANCORP, INC.
/s/ Thomas W. Gallagher
Thomas W. Gallagher
Executive Vice President,
General Counsel and Secretary

Flint, Michigan
March 22, 2010

EXECUTION COPY
CITIZENS REPUBLIC BANCORP, INC.
STOCK COMPENSATION PLAN
(Amended, Restated and Renamed Effective March 19, 2010)

i

(continued)

ii

CITIZENS REPUBLIC BANCORP, INC.
STOCK COMPENSATION PLAN
Amended, Restated and Renamed Effective March 19, 2010
I. GENERAL PROVISIONS
     1.1 Establishment. Effective January 18, 2002, the Board of Directors (“Board”) of the Corporation adopted the Citizens Banking Corporation Stock Compensation Plan, as subsequently amended. The plan, as set forth herein and adopted by the Committee on March 19, 2010, is amended, restated and renamed the Citizens Republic Bancorp, Inc. Stock Compensation Plan (the “Plan”), subject to approval by shareholders at the Corporation’s Annual Meeting on May 4, 2010.
     1.2 Purpose. The Plan is intended to attract and retain highly competent, effective and loyal Employees and Non-Employee Directors to further the growth and profitable operation of the Corporation and its Affiliates by encouraging Employees and Non-Employee Directors to acquire an ownership interest in the Corporation through Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Awards and Incentive Awards, thus aligning their interests with those of shareholders and encouraging them to make greater efforts on behalf of the Corporation and its Affiliates to achieve the Corporation’s long-term business plans and objectives. It is the further purpose of the Plan to permit the granting of Awards that will constitute performance based compensation, as described in Code Section 162(m) and regulations promulgated thereunder.
     1.3 Definitions. As used in this Plan, the following terms have the meaning described below:
     (a) “Affiliate” or “Affiliates” means corporation or other entity that is affiliated with the Corporation and includes any parent or subsidiary of the Corporation, as defined in Code Sections 424(e) and (f) respectively.
     (b) “Agreement” means the written document that sets forth the terms of a Participant’s Award.
     (c) “Annual Meeting” means the Corporation’s annual meeting of shareholders.
     (d) “Award” means any form of Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Incentive Award granted under the Plan.
     (e) “Board” means the Board of Directors of the Corporation.
     (f) “Business Combination” means a corporate event described in Section 1.3(i)(iii).

1

     (g) “Cashless Exercise Procedure” means delivery to the Corporation by a Participant exercising an Option of a properly executed exercise notice, acceptable to the Corporation, together with irrevocable instructions to the Participant’s broker to deliver to the Corporation sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Corporation and the brokerage firm.
     (h) “Cause” means (i) with respect to any Participant who is a party to a written employment agreement with the Corporation or any Affiliate, “Cause” as defined in such employment agreement, or (ii) with respect to any Participant who is not a party to a written employment agreement with the Corporation or any Affiliate, personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or receipt of a final cease-and-desist order. In determining willfulness, no act or failure to act on a Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interests of the Corporation and its Affiliates.
     (i) “Change in Control” means
          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock of the Corporation (the “Outstanding Corporation Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subparagraph i, the following acquisitions shall not constitute a Change in Control: (aa) any acquisition directly from the Corporation, (bb) any acquisition by the Corporation, (cc) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation, or (dd) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subparagraph iii of this Section 1.3(i)(iii); or
          (ii) If, as of the Effective Date, the “Incumbent Board” ceases for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be considered as though such

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individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than the Board of Directors of the Corporation; or
          (iii) Consummation of a reorganization, merger, share exchange with another corporation pursuant to Michigan Compiled Laws Section 450.1702, or consolidation, sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then Outstanding Corporation Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be; (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from the Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board immediately prior to the time of the execution of the initial agreement, or of the action of the Board providing for such Business Combination; or
          (iv) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.
          (v) Notwithstanding any other Plan provision, to the extent that any payment subject to Code Section 409A is payable on a Change in Control, an event shall not be considered a Change in Control under the Plan with respect to such payment unless the event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Corporation within the meaning of Code Section 409A and regulations thereunder.

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     (j) “Code” means the Internal Revenue Code of 1986, as amended.
     (k) “Committee” means the Board acting as a whole, or as a committee of two or more “non-employee directors” (as defined in Rule 16b-3) under the Exchange Act), who also constitute “outside directors” (as defined under Code Section 162(m) if applicable at the time) if designated by the Board to administer the Plan.
     (l) “Common Stock” means shares of the Corporation’s authorized and unissued common stock, or reacquired shares of such common stock.
     (m) “Corporation” means Citizens Republic Bancorp, Inc., (formerly known as Citizens Banking Corporation) and any successor thereto.
     (n) “Disability” means total and permanent disability, as defined in Code Section 22(e); provided, however, that for purposes of a Code Section 409A distribution event, “disability” shall be defined under Code Section 409A and guidance issued thereunder.
     (o) “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividend paid on one share of Common Stock for each share of Common Stock represented by an Award held by such Participant. Dividend Equivalents shall not be paid on Option or Stock Appreciation Right Awards.
     (p) “Effective Date” of the Plan as amended, restated and renamed as set forth herein means March 19, 2010; the original effective date of the plan was January 18, 2002;
     (q) “Employee” means an individual who has an “employment relationship” with the Corporation or an Affiliate, as defined in Treasury Regulation 1.421-7(h), and the term “employment” means employment with the Corporation, or an Affiliate of the Corporation.
     (r) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.
     (s) “Fair Market Value” means, with respect to a share of Common Stock on the Grant Date, the Stock Exchange closing price as reported for the Grant Date. In the event that there were no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions. Unless otherwise specified in the Plan, “Fair Market Value” for purposes of determining the value of Common Stock on the date of exercise or Vesting means the closing price of such Common Stock on the Stock Exchange on the last date preceding the exercise on which there were Common Stock transactions. If the Common Stock is not listed on a Stock Exchange on the relevant date, the Fair Market Value of

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the Common Stock shall be determined for the relevant date by the Board in good faith and in accordance with Code Section 409A and regulations thereunder.
     (t) “Grant Date” means the date on which the Committee authorizes an Award, or such later date as shall be designated by the Committee.
     (u) “Incentive Award” means an annual or long-term incentive award as described in Article VI.
     (v) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.
     (w) “Incumbent Board” means the members of the Board on the Effective Date.
     (x) “Non-Employee Director” means a director of the Corporation or an Affiliate who is not an Employee.
     (y) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
     (z) “Option” means either an Incentive Stock Option or a Nonqualified Stock Option.
     (aa) “Participant” means an Employee (including an Employee who is a Director) or Non-Employee Director who is designated by the Committee to participate in the Plan in accordance with Section 1.5.
     (bb) “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Article V.
     (cc) “Performance Measures” means the measures of performance of the Corporation and its Affiliates used to determine a Participant’s entitlement to an Award under the Plan. Performance Measures shall have the same meanings as used in the Corporation’s financial statements, or, if such terms are not used in the Corporation’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Corporation’s industry. Performance measures shall be calculated with respect to the Corporation and each Affiliate consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures shall be calculated in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee prior to the accrual or payment of any Award under this Plan for the same performance period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary or nonrecurring item, as determined by the Committee, occurring after the establishment of the performance goals. Performance Measures shall be

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one or more of the following, or a combination of any of the following, as determined by the Committee:
     (i) basic earnings per Share;
     (ii) basic cash earnings per Share;
     (iii) diluted earnings per Share;
     (iv) diluted cash earnings per Share;
     (v) net income;
     (vi) cash earnings;
     (vii) net interest income;
     (viii) non-interest income;
     (ix) general and administrative expense to average assets ratio;
     (x) cash general and administrative expense to average assets ratio;
     (xi) efficiency ratio;
     (xii) cash efficiency ratio;
     (xiii) return on average assets;
     (xiv) cash return on average assets;
     (xv) return on average stockholders’ equity;
     (xvi) cash return on average stockholders’ equity;
     (xvii) return on average tangible stockholders’ equity;
     (xviii) cash return on average tangible stockholders’ equity;
     (xix) core earnings;
     (xx) operating income;
     (xxi) operating efficiency ratio;
     (xxii) net interest rate spread;
     (xxiii) loan production volume;
     (xxiv) non-performing loans;

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     (xxv) loan charge offs (or net charge offs);
     (xxvi) allowance for loan losses;
     (xxvii) cash flow;
     (xxviii) regulatory capital ratios;
     (xxix) deposit levels;
     (xxx) tangible assets;
     (xxxi) strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management;
     (xxxii) pre-tax pre-provision core operating earnings;
     (xxxiii) any other performance criteria established by the Committee; and
     (xxxiv) any combination of the foregoing.
Performance Measures may be expressed on an absolute and/or relative basis, or a before- or after-tax basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Corporation and/or the past or current performance of its Affiliates.
     (dd) “Performance Share” means any grant pursuant to Article V and Section 5.1(b)(i).
     (ee) “Performance Unit” means any grant pursuant to Article V and Section 5.1(b)(ii).
     (ff) “Plan” means the Citizens Republic Bancorp, Inc. Stock Compensation Plan (formerly known as the Citizens Banking Corporation Stock Compensation Plan), the terms of which are set forth herein, and any amendments thereto.
     (gg) “Restriction Period” means the period of time during which a Participant’s Restricted Stock or Restricted Stock Unit is subject to restrictions and is nontransferable.
     (hh) “Restricted Stock” means Common Stock granted pursuant to Article IV that is subject to a Restriction Period.
     (ii) “Restricted Stock Unit” means a right granted pursuant to Article IV to receive Restricted Stock or an equivalent value in cash.

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     (jj) “Retirement” means termination of employment on or after the attainment of age 65.
     (kk) “Securities Act” means the Securities Act of 1933, as amended.
     (ll) “Stock Appreciation Right” means the right to receive a cash or Common Stock payment from the Corporation, in accordance with Article III of the Plan.
     (mm) “Stock Exchange” means the principal national securities exchange on which the Common Stock is listed and is covered under the definition of an “established securities market” under Treasury Regulation 1.897-1(m).
     (nn) “Substitute Awards” means Awards granted or shares issued by the Corporation in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Corporation or any Affiliate or with which the Corporation or any Affiliate combines.
     (oo) “Surviving Corporation” means the corporation resulting from a Business Combination referred to in Section 1.3(i)(iii) of the Plan, including, without limitation, the surviving corporation in a merger involving the Corporation and a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries.
     (pp) “Vested” or “Vesting” means the extent to which an Award granted hereunder has become exercisable, any applicable restriction period has terminated or all applicable conditions have been satisfied in accordance with the Plan and the terms of any respective Agreement pursuant to which such Award was granted.
     (qq) “Voting Stock” means the securities ordinarily having the right to vote in the election of directors to the Board.
     1.4 Administration.
     (a) The Plan shall be administered by the Committee. At all times, it is intended that the Directors appointed to serve on the Committee shall be (i) “non-employee directors “ (within the meaning of Rule 16b-3 promulgated under the Exchange Act); (ii) “outside directors” (within the meaning of Code Section 162(m)); and (iii) “independent directors” for purposes of the rules and regulations of the Stock Exchange (if applicable). However, the fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate any Award made by the Committee, if the Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time, at the discretion of the Board.

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     (b) The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Award granted under the Plan shall be final and binding upon all Participants. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.
     (c) In addition to any other powers set forth in the Plan and subject to the provisions of the Plan and Code Section 409A (and in the case of Awards designated as Awards under Code Section 162(m), subject to the requirements of Code Section 162(m)), the Committee shall have the full and final power and authority, in its discretion to:
          (i) amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;
          (ii) accelerate, continue, extend or defer the exercisability or Vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of employment with the Corporation;
          (iii) authorize, in conjunction with any applicable deferred compensation plan of the Corporation, that the receipt of cash or Common Stock subject to any Award under this Plan may be deferred under the terms and conditions of such deferred compensation plan;
          (iv) determine the terms and conditions of Awards granted to Participants; and
          (v) establish such other Awards, besides those specifically enumerated in the Plan, which the Committee determines are consistent with the Plan’s purposes.
     (d) To the extent permitted by applicable law, the Committee may delegate to one or more officers or managers of the Corporation the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue or terminate any of the foregoing, held by Participants who are not officers or directors of the Corporation for purposes of Section 16 of the Exchange Act.
     1.5 Participants. Participants in the Plan shall be such Employees (including Employees who are Directors) and Non-Employee Directors of the Corporation and its Affiliates as the Committee in its sole discretion may select from time to time. The Committee may grant Awards to an individual upon the condition that the individual

9

become an Employee of the Corporation or an Affiliate, provided that the Award shall be deemed to be granted only on the date that the individual becomes an Employee.
     1.6 Stock.
     (a) The Corporation has reserved 24,000,000 shares of the Corporation’s Common Stock for issuance under the Plan (all of which may be granted as Incentive Stock Options). All provisions in this Section 1.6 shall be adjusted, as applicable, in accordance with Article IX.
     (b) If any shares subject to an Award are forfeited, cancelled, expire or otherwise terminate without issuance of such shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares subject to such Award, the shares shall, to the extent of such forfeiture, cancellation, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan.
     (c) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of shares or by the withholding of shares by the Corporation, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of shares or by the withholding of shares by the Corporation, then only the number of shares issued net of the shares tendered or withheld shall be counted for purposes of determining the maximum number of shares available for issuance under the Plan.
     (d) Substitute Awards shall not reduce the shares reserved for issuance under the Plan or authorized for grant to a Participant in any fiscal year. Additionally, in the event that a company acquired by the Corporation or any Affiliate or with which the Corporation or any Affiliate combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors or any Affiliate prior to such acquisition or combination.
     1.7 Repricing. Without the affirmative vote of holders of a majority of the shares of Common Stock cast in person or by proxy at a meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding shares of Common Stock is present or represented by proxy, neither the Board nor the Committee shall approve a program providing for either (a) the cancellation of outstanding Options

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and/or Stock Appreciation Rights and the grant in substitution therefore of any new Awards under the Plan having a lower exercise price, or (b) the amendment of outstanding Options to reduce the exercise price thereof. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.
     1.8 Code Section 409A. It is intended that Awards granted under the Plan shall be exempt from or in compliance with Code Section 409A, and the provisions of the Plan are to be construed accordingly. However, unless specified otherwise herein, in no event shall the Corporation or an Affiliate be responsible for any tax or penalty owed by a Participant or beneficiary with regard to Award payments. Notwithstanding anything in the Plan to the contrary, all or part of an Award payment to a Participant who is determined to constitute a Code Section 409A “Specified Employee” at the time of separation from service, shall be delayed (if then required) under Code Section 409A, and paid in an aggregated lump sum on the first day of the seventh month following the Participant’s separation from service, or the date of the Participant’s death, if earlier. Any remaining payments shall be paid on their regularly scheduled payment dates. For purposes of the Plan and any Agreements issued under the Plan, the phrases “separation from service,” “termination of employment” and “employment termination” shall be deemed to mean “separation from service” as defined by Code Section 409A and regulations thereunder.
II. STOCK OPTIONS
     2.1 Grant of Options. The Committee, at any time and from time to time, subject to the terms and conditions of the Plan, may grant Options to such Participants and for such number of shares of Common Stock as it shall designate. Any Participant may hold more than one Option under the Plan and any other plan of the Corporation or an Affiliate. The Committee shall determine the general terms and conditions of exercise which shall be set forth in a Participant’s Agreement. No Option granted hereunder may be exercised after the tenth anniversary of the Grant Date. The Committee may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option or a Nonqualified Stock Option. Unless otherwise provided in a Participant’s Agreement, Options are intended to satisfy the requirements of Code Section 162(m) and the regulations promulgated thereunder, to the extent applicable.
     2.2 Incentive Stock Options. Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section 2.2. An Incentive Stock Option only may be granted to an Employee. No Incentive Stock Option shall be granted with an exercise price below the Fair Market Value of Common Stock on the Grant Date nor with an exercise term that extends beyond ten (10) years from the Grant Date. An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Corporation or any Subsidiary possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Subsidiary unless, at the Grant Date, the exercise price for the Option is at least 110% of the Fair Market Value of the shares subject to the Option and the Option,

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by its terms, is not exercisable more than five (5) years after the Grant Date. The aggregate Fair Market Value of the underlying Common Stock (determined at the Grant Date) as to which Incentive Stock Options granted under the Plan (including a plan of an Affiliate) may first be exercised by a Participant in any one calendar year shall not exceed $100,000. To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation (or any other limitation set forth in Code Section 422), the portion of the Option that exceeds the $100,000 limitation (or violates any other Code Section 422 limitation) shall be deemed to constitute a Nonqualified Stock Option.
     2.3 Option Price. The Committee shall determine the per share exercise price for each Option granted under the Plan. No Option shall have an exercise price below 100% of the Fair Market Value of Common Stock on the Grant Date, determined in accordance with Code Section 409A.
     2.4 Payment for Option Shares.
     (a) The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided, however, that in lieu of such form of payment, unless otherwise provided in a Participant’s Agreement, payment may be made by (i) delivery to the Corporation of outstanding shares of Common Stock on such terms and conditions as may be specified in the Participant’s Agreement; (ii) by delivery to the Corporation of a properly executed exercise notice, acceptable to the Corporation, together with irrevocable instructions to the Participant’s broker to deliver to the Corporation sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Corporation and the brokerage firm; (iii) delivery of other consideration approved by the Committee having a Fair Market Value on the exercise date equal to the total purchase price; (iv) other means determined by the Committee; or (v) any combination of the foregoing. Shares of Common Stock surrendered upon exercise shall be valued at Fair Market Value, and the certificate(s) for such shares, duly endorsed for transfer or accompanied by appropriate stock powers, shall be surrendered to the Corporation.
     (b) Notwithstanding the foregoing, an Option may not be exercised by delivery to or withholding by the Corporation of shares of Common Stock to the extent that such delivery or withholding (i) would constitute a violation of the provisions of any law or regulation, or (ii) if there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Corporation under generally accepted accounting principles. Until the book entry has been made representing the shares that have been purchased, and such shares have been deposited with the appropriate registered book-entry custodian, the Participant shall possess no rights as a record holder with respect to any such shares.

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     2.5 Acceleration. Subject to Code Section 409A, the Committee may, in its discretion, accelerate a Participant’s right to exercise an Option.
III. STOCK APPRECIATION RIGHTS
     3.1 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted, held and exercised in such form and upon such general terms and conditions as determined by the Committee on an individual basis. A Stock Appreciation Right may be granted to a Participant with respect to such number of shares of Common Stock of the Corporation as the Committee may determine. Unless otherwise provided in a Participant’s Agreement, Stock Appreciation Rights are intended to satisfy the requirements of Code Section 162(m) and the regulations promulgated thereunder, to the extent applicable. No Stock Appreciation Right shall be granted with an exercise term that extends beyond ten (10) years from the Grant Date.
     3.2 Exercise Price. The Committee shall determine the per share exercise price for each Stock Appreciation Right granted under the Plan; provided, however, that the exercise price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the shares of Common Stock covered by the Stock Appreciation Right on the Grant Date.
     3.3 Exercise of Stock Appreciation Rights. A Stock Appreciation Right shall be deemed exercised upon receipt by the Corporation of written notice of exercise from the Participant. The Committee shall specify in a Participant’s Agreement whether payment shall be made in cash or shares of Common Stock, or any combination thereof.
     3.4 Stock Appreciation Right Payment. Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to payment from the Corporation, in cash, shares, or partly in each (as determined by the Committee in accordance with any applicable terms of the Agreement), of an amount equal to the difference between (i) the aggregate Fair Market Value on the exercise date for the specified number of shares being exercised, and (ii) the aggregate exercise price for the specified number of shares being exercised.
     3.5 Maximum Stock Appreciation Right Amount Per Share. The Committee may, at its sole discretion, establish (at the time of grant) a maximum amount per share which shall be payable upon the exercise of a Stock Appreciation Right, expressed as a dollar amount.
IV. RESTRICTED STOCK AWARDS AND UNITS
     4.1 Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock and Restricted Stock Units under the Plan to such Participants and in such amounts as it shall determine.
     4.2 Restricted Stock/Restricted Stock Unit Agreement. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Agreement that shall

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specify the terms of the restrictions, including the Restriction Period, or periods, the number of Common Stock shares or units subject to the grant, the purchase price for the shares of Restricted Stock, if any, the form of consideration that may be used to pay the purchase price of the Restricted Stock, including those specified in Section 2.4, and such other general terms and conditions, including performance goals, as the Committee shall determine.
     4.3 Transferability. Except as provided in this Article IV and Section 10.3 of the Plan, the shares of Common Stock subject to an Award of Restricted Stock or Restricted Stock Units granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restriction Period or for such period of time as shall be established by the Committee and specified in the applicable Agreement, or upon the earlier satisfaction of other conditions as specified by the Committee in its sole discretion and as set forth in the applicable Agreement.
     4.4 Other Restrictions. The Committee shall impose such other restrictions on any shares of Common Stock subject to an Award of Restricted Stock or Restricted Stock Units under the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or State securities laws, Treasury restrictions under the Troubled Asset Relief Program, as amended from time to time and regulations thereunder, and the issuance of a legended certificate of Common Stock representing such shares to give appropriate notice of such restrictions (or if issued in book entry form, a notation with similar restrictive effect with respect to the book entry representing such shares). Subject to Code Section 409A, the Committee shall have the discretion to waive the applicable Restriction Period with respect to all or any part of the Common Stock subject to an Award of Restricted Stock or Restricted Stock Units that has not been granted under Code Section 162(m).
     4.5 Voting Rights. During the Restriction Period, Participants holding shares of Common Stock subject to a Restricted Stock Award may exercise full voting rights with respect to the Restricted Stock.
     4.6 Dividends and Dividend Equivalents.
     (a) Except as set forth below or in a Participant’s Agreement, during the Restriction Period, a Participant shall be entitled to receive all dividends and other distributions paid with respect to issued and outstanding shares of Common Stock subject to an Award of Restricted Stock. If any dividends or distributions are paid in shares of Common Stock during the Restriction Period applicable to an Award of Restricted Stock, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the shares of Common Stock with respect to which they were paid.
     (b) The Committee, in its discretion, may provide in the Agreement evidencing any Restricted Stock Unit that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on

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Common Stock having a record date prior to the date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Common Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (i) the amount of cash dividends paid on such date with respect to the number of shares of Common Stock represented by the Restricted Stock Units previously credited to the Participant as of the record date of such dividend, by (ii) the Fair Market Value per share of Common Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit. In the event of a dividend or distribution paid in shares of Common Stock or any other adjustment made upon a change in the capital structure of the Corporation as described in Article 9, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the             shares of Common Stock issuable upon settlement of the Restricted Stock Unit, and all such new, substituted or additional securities or other property shall be immediately subject to the same restrictions as are applicable to the Restricted Stock Unit.
     4.7 Settlement of Restricted Stock Units. If a Restricted Stock Unit is payable in Common Stock, the Corporation shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Vest or on such other date determined by the Committee, in its discretion, and set forth in the Agreement, one (1) share of Common Stock and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.1 for each Restricted Stock Unit then becoming Vested or otherwise to be settled on such date, subject to the withholding of applicable taxes.
V. PERFORMANCE AWARDS
     5.1 Grant of Performance Awards. The Committee, at its discretion, may grant Performance Awards to Participants and may determine, on an individual or group basis, the performance goal or goals to be attained pursuant to each Performance Award.
     5.2 Terms of Performance Awards.
     (a) Performance Awards shall consist of rights to receive cash, Common Stock (including, without limitation, Restricted Stock), other property or a combination of each, if designated performance goals are achieved. The terms of a Participant’s Performance Award shall be set forth in a Participant’s individual Agreement. Each Agreement shall specify the performance goals, which may include the Performance Measures, applicable to a particular

15

Participant or group of Participants, the period over which the targeted goals are to be attained, the payment schedule if the goals are attained, and any other general terms as the Committee shall determine and conditions applicable to an individual Performance Award. Subject to Code Section 409A, the Committee, at its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Award that has not been granted as a Code Section 162(m) Award.
     (b) Performance Awards may be granted as Performance Shares or Performance Units, at the discretion of the Committee.
          (i) In the case of Performance Shares, the Participant shall receive a legended certificate of Common Stock, restricted from transfer prior to the satisfaction of the designated performance goals and restrictions, as determined by the Committee and specified in the Participant’s Agreement. Prior to satisfaction of the performance goals and restrictions, the Participant shall be entitled to vote the Performance Shares. Further, any dividends paid on such shares during the performance period automatically shall be reinvested on behalf of the Participant in additional Performance Shares under the Plan, and such additional shares shall be subject to the same performance goals and restrictions as the other shares under the Performance Share Award.
          (ii) In the case of Performance Units, the Participant shall not receive shares of Common Stock until the designated performance goal or goals have been satisfied. A Participant’s Agreement may include the right to receive Dividend Equivalents in the same manner as described in Section 4.6 for Restricted Stock Units.
     (c) Payment of a Performance Award shall be made following a determination by the Committee that the performance targets were attained and shall be paid within 2 1/2 months after the end of the calendar year in which the performance goals were satisfied.
VI. INCENTIVE AWARDS
     6.1 Grant of Incentive Awards.
          (a) The Committee, at its discretion, may grant Incentive Awards to such Participants as it may designate from time to time. The terms of a Participant’s Incentive Award shall be set forth in the Participant’s individual Agreement. Each Agreement shall specify such general terms and conditions as the Committee shall determine.
          (b) The determination of Incentive Awards for a given year or for a period of years may be based upon the attainment of specified levels of performance as measured by pre-established, objective performance criteria determined at the discretion of the Committee, including any or all of the Performance Measures.

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          (c) The Committee shall (i) select those Participants who shall be eligible to receive an Incentive Award, (ii) determine the performance period, (iii) determine target levels of performance, and (iv) determine the level of Incentive Award to be paid to each selected Participant upon the achievement of each performance level. The Committee generally shall make the foregoing determinations prior to the commencement of services to which an Incentive Award relates (or within the permissible time-period established under Code Section 162(m)), to the extent applicable, and while the outcome of the performance goals and targets is uncertain.
     6.2 Payment of Incentive Awards.
          (a) Incentive Awards shall be paid in cash, shares of Common Stock or other property, at the discretion of the Committee. Payments shall be made within thirty (30) days following (i) a determination by the Committee that the performance targets were attained, but not later than 2 1/2 months after the end of the calendar year in which the performance targets were attained, and (ii) a determination by the Committee that the amount of an Incentive Award shall not be decreased in light of pay practices of competitors, or performance of the Corporation, a Subsidiary or a Participant relative to the performance of competitors, or performance with respect to the Corporation’s strategic business goals.
          (b) The amount of an Incentive Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of a Participant’s base salary for the fiscal year, a fixed dollar amount, or such other formula, as determined by the Committee.
VII. CODE SECTION 162(m) PERFORMANCE MEASURE AWARDS
     7.1 Awards Granted Under Code Section 162(m). The Committee, at its discretion, may designate that a Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Incentive Award shall be granted as a Code Section 162(m) Award. Such an Award must comply with the following additional requirements, which shall control over any other provision that pertains to such Award under Articles IV through VI.
     (a) Each Code Section 162(m) Award shall be based upon the attainment of specified levels of pre-established, objective Performance Measures that are intended to satisfy the performance based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder. Further, at the discretion of the Committee, an Award also may be subject to goals and restrictions in addition to the Performance Measures.
     (b) For each Code Section 162(m) Award, the Committee shall (i) select the Participant who shall be eligible to receive a Code Section 162(m) Award, (ii) determine the applicable performance period, (iii) determine the target levels of the Corporation or Subsidiary Performance Measures, and (iv) determine the number of shares of Common Stock or cash or other property (or combination

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thereof) subject to an Award to be paid to each selected Participant. The Committee shall make the foregoing determinations prior to the commencement of services to which an Award relates (or within the permissible time period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.
     7.2 Attainment of Code Section 162(m) Goals.
     (a) After each performance period, the Committee shall certify, in writing (which may include the written minutes for any meeting of the Committee): (i) if the Corporation has attained the performance targets, and (ii) the number of shares pursuant to the Award that are to become freely transferable, if applicable, or the cash or other property payable under the Award. The Committee shall have no discretion to waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of an Award except in the case of the death or Disability of a Participant.
     (b) Notwithstanding the foregoing, the Committee may, in its discretion, reduce any Award based on such factors as may be determined by the Committee, including, without limitation, a determination by the Committee that such a reduction is appropriate in light of pay practices of competitors, or the performance of the Corporation, a Subsidiary or a Participant relative to the performance of competitors, or performance with respect to the Corporation’s strategic business goals.
     7.3 Individual Participant Limitations. Subject to adjustment as provided in Section 9.1, (a) no Participant who is a salaried Employee may be granted Options or Stock Appreciation Rights with respect to more than 3,600,000 shares respectively of Common Stock over a one-year period; and (b) in any one fiscal year, no Participant may receive Restricted Stock or Restricted Stock Units that are denominated in shares of Common Stock with respect to more than 3,600,000 shares respectively, or Performance Awards or Incentive Awards that are denominated in shares of Common Stock with respect to more than 3,600,000 shares respectively. The maximum dollar value payable to any Participant in any one fiscal year of the Corporation with respect to either Restricted Stock Units, Performance Awards or Incentive Awards that are valued in property other than Common Stock is $2,000,000 respectively. If an Award is cancelled, the cancelled Award shall continue to be counted towards the applicable limitations.
VIII. TERMINATION OF EMPLOYMENT OR SERVICES
     8.1 Options and Stock Appreciation Rights. Unless designated otherwise in a Participant’s Option or Stock Appreciation Rights Agreement:
     (a) If, prior to the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services for any reason, the Participant’s right to exercise the Option or Stock Appreciation Right shall

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terminate and all rights thereunder shall cease, unless provided otherwise in a Participant’s Agreement.
     (b) If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services for any reason other than Cause, death or Disability, the Participant shall have the right, within the earlier of (i) the expiration of the Option or Stock Appreciation Right, and (ii) three (3) months after termination of employment or services, as applicable, to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant’s termination of employment or services, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. The Committee may designate in a Participant’s Agreement that an Option or Stock Appreciation Right shall terminate at an earlier or later time than set forth above.
     (c) If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services due to death while an Option or Stock Appreciation Right is still exercisable, the person or persons to whom the Option or Stock Appreciation Right shall have been transferred by will or the laws of descent and distribution, shall have the right within the earlier of the one year anniversary of the employment termination or the expiration of the exercise period specified in the Participant’s Agreement to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the Participant’s date of death, subject to any other limitation on exercise in effect on the date of exercise.
     (d) If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment or services due to Disability, the Participant shall have the right, within the earlier of the one year anniversary of the termination of employment or services, or the expiration of the exercise period specified in the Participant’s Agreement, to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant’s termination of employment or services due to Disability, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. If the Participant dies after termination of employment or services, as applicable, while the Option or Stock Appreciation Right is still exercisable, the Option or Stock Appreciation Right shall be exercisable in accordance with the terms of paragraph (c), above.
     (e) If, a Participant terminates employment or services due to Cause, any unexercised portion of an outstanding Option or Stock Appreciation Right (whether or not then Vested or exercisable), shall immediately terminate and be forfeited as of the date of the Cause determination.
     (f) Subject to Code section 409A, at the time of a Participant’s termination of employment or services, the Committee may accelerate a Participant’s right to exercise an Option or Stock Appreciation Right or extend the

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exercise period of an Option or Stock Appreciation Right (but in no event past the tenth anniversary of the Grant Date); provided, however, that the extension of the exercise period for an Incentive Stock Option may cause such Option to forfeit its preferential tax treatment.
     (g) Shares subject to Options and Stock Appreciation Rights that are not exercised in accordance with the provisions of (a) through (f) above shall expire and be forfeited by the Participant as of the close of business on the date they are no longer exercisable and shall become available for new Awards under the Plan as of such date.
     8.2 Restricted Stock, Restricted Stock Units, Performance Awards and Incentive Awards. Unless designated otherwise in a Participant’s Restricted Stock, Restricted Stock Unit, Performance or Incentive Award Agreement:
     (a) If a Participant terminates employment or services for any reason other than Retirement, death or Disability, any portion of an Award not yet Vested automatically shall terminate and be forfeited by the Participant (or, if the Participant was required to pay a purchase price for Restricted Stock, other than for the performance of services, the Corporation shall have the option to repurchase any shares acquired by the Participant which are still subject to a Restriction Period for the purchase price paid by the Participant).
     (b) Unless otherwise provided in an applicable Agreement, if a Participant holding an Award terminates employment or services due to Retirement (non-162(m) Awards only), death or Disability, such Award shall Vest (and applicable conditions/restrictions lapse) as of the date on which the Participant’s employment or services are terminated.
     (c) The Committee, in its sole discretion, may provide in a Participant’s Agreement or otherwise for the continuation of an Award after a Participant terminates employment or services, or may waive or change the remaining restrictions or conditions, or add additional restrictions or conditions, as it deems appropriate. The Committee shall not waive any restrictions on a Code Section 162(m) Award other than for death, Disability or a Change in Control.
IX. ADJUSTMENTS AND CHANGE IN CONTROL
     9.1 Adjustments. In the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock or the value thereof, such adjustments and other substitutions shall be made to the Plan and Awards as the Committee, in its sole discretion, deems equitable or appropriate, including adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise

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price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company, as the Committee may determine to be appropriate in its sole discretion). Adjustments shall be made by the Committee or, if such adjustment is required by the Board, then the Board at the recommendation of the Committee. Any such adjustment shall provide for the elimination of any fractional share that might otherwise become subject to an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Incentive Award.
     9.2 Change in Control.
     (a) Notwithstanding anything contained herein to the contrary, the Committee, in its discretion, may provide in a Participant’s Agreement or otherwise that upon a Change in Control, any or all of the following shall occur: (i) any outstanding Option granted hereunder immediately shall become fully Vested and exercisable, regardless of any installment provision applicable to such Option or Stock Appreciation Right; (ii) the remaining Restriction Period on any Shares of Common Stock subject to a Restricted Stock or Restricted Stock Unit Award granted hereunder immediately shall lapse and the shares shall become fully transferable, subject to any applicable Federal or State securities laws; (iii) all performance goals and conditions shall be deemed to have been satisfied and all restrictions shall lapse on any outstanding Performance or Incentive Awards, which immediately shall become payable (either in full or pro-rata based on the portion of the applicable performance period completed as of the Change in Control); or (v) such other treatment as the Committee may determine.
     (b) The Committee may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Option or Stock Appreciation Right outstanding immediately prior to the Change in Control shall be cancelled in exchange for a payment with respect to each Vested share of Common Stock subject to such cancelled Option or Stock Appreciation Right in (i) cash, (ii) stock of the Corporation or of a corporation or other business entity that is a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Common Stock in the Change in Control over the exercise price per share under such Option or Stock Appreciation Right (the “Spread”). In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of their cancelled Options or Stock Appreciation Right as soon as practicable following the date of the Change in Control.
     (c) Notwithstanding the foregoing, the Committee, in its discretion, may provide in a Participant’s Agreement or otherwise that, if in the event of a Change in Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit payable in

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shares of Common Stock, or Performance Award or Incentive Award payable in shares of Common Stock each such outstanding Option, Stock Appreciation Right, Stock Restricted Stock, Restricted Stock Unit, Performance Award or Incentive Award shall not be accelerated as described in Section 9.2(a). For the purposes of this Section 9.2(c), such an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Incentive Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each share of Common Stock subject to such Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Incentive Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of shares of Common Stock for each share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of such Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Incentive Award for each share of Common Stock subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of shares of Common Stock in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
X. MISCELLANEOUS
     10.1 Partial Exercise/Fractional Shares. The Committee may permit, and shall establish procedures for, the partial exercise of Options and Stock Appreciation Rights granted under the Plan. No fractional shares shall be issued in connection with the exercise of an Option, Stock Appreciation Right, or payment of a Performance Award, Incentive Award, Restricted Stock Award, or Restricted Stock Unit Award, instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded.
     10.2 Rights Prior to Issuance of Shares. No Participant shall have any rights as a shareholder with respect to shares covered by an Award until the issuance of a stock certificate or the electronic transfer of the shares to the Participant has occurred (or book entry representing such shares has been made, and such shares have been deposited with the appropriate registered book-entry custodian). No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued, the electronic transfer has occurred, or shares deposited

22

with the appropriate register book-entry custodian except as otherwise provided in the Plan or a Participant’s Agreement or by the Committee.
     10.3 Non-Assignability; Certificate Legend; Removal.
     (a) Except as described below or as otherwise determined by the Committee in a Participant’s Agreement, no Award shall be transferable by a Participant except by will or the laws of descent and distribution, and an Option or Stock Appreciation Right shall be exercised only by a Participant during the lifetime of the Participant. Notwithstanding the foregoing, a Participant may assign or transfer an Award that is not an Incentive Stock Option with the consent of the Committee (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and any Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Corporation evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.
     (b) Each certificate representing shares of Common Stock subject to an unvested Award shall bear the following legend:
The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Citizens Republic Bancorp, Inc. Stock Compensation Plan (“Plan”), rules and administrative guidelines adopted pursuant to such Plan and an Agreement dated [                     , 20__ ]. A copy of the Plan, such rules and such Agreement may be obtained from the Secretary of Citizens Republic Bancorp, Inc.
     (c) Subject to applicable Federal and State securities laws, as well as Treasury restrictions under the Troubled Asset Relief Program and regulations thereunder, issued shares of Common Stock subject to an Award shall become freely transferable by the Participant after all applicable restrictions, limitations, performance requirements or other conditions have terminated, expired, lapsed or been satisfied. Once such issued shares of Common Stock are released from such restrictions, limitations, performance requirements or other conditions, the Participant shall be entitled to have the legend required by this Section 10.3 removed from the applicable Common Stock certificate (or notation removed from such book entry).
     10.4 Securities Laws.
     (a) Anything to the contrary herein notwithstanding, the Corporation’s obligation to sell and deliver Common Stock pursuant to the exercise of an Option or Stock Appreciation Right or deliver Common Stock pursuant to a Restricted Stock Award, Restricted Stock Unit, Performance Award or Incentive Award, is

23

subject to such compliance with Treasury restrictions under the Troubled Asset Relief Program and regulations thereunder, Federal and State laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver or issue Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Troubled Asset Relief Program, and regulations thereunder, Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of the Stock Exchange or any stock exchange on which the Common Stock may be listed, the provisions of any State laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.
     (b) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option or Stock Appreciation Right or the grant of Restricted Stock or Restricted Stock Units or the payment of a Performance Award or Incentive Award under the Plan as it may deem advisable, including, without limitation, restrictions under (i) the Trouble Asset Relief Program, (ii) applicable Federal securities laws; (iii) the requirements of the Stock Exchange or any other securities exchange or recognized trading market or quotation system upon which such shares of Common Stock are then listed or traded; and (iv) under any blue sky or State securities laws applicable to such shares.
     10.5 Withholding Taxes.
     (a) The Corporation shall have the right to withhold from a Participant’s compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option or Stock Appreciation Right or the lapse of the Restriction Period on a Restricted Stock Award, Restricted Stock Unit, or the payment of a Performance Award or Incentive Award. A Participant may in order to fulfill the withholding obligation tender previously-acquired shares of Common Stock, or have shares of stock withheld from the exercise, provided in each case that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes. The broker assisted exercise procedure of Section 2.4 may be utilized to satisfy the withholding requirements related to the exercise of an Option. At no point shall the Corporation withhold from the exercise of an Option more shares than are necessary to meet the established tax withholding requirements of federal, state and local obligations.
     (b) Notwithstanding the foregoing, a Participant may not use shares of Common Stock to satisfy the withholding requirements to the extent that (i) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act; (ii) such withholding would

24

constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002); or (iii) there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Corporation under generally accepted accounting principles.
     10.6 Termination and Amendment.
     (a) The Board may terminate the Plan, or the granting of Awards under the Plan, at any time. No new Awards shall be made under the Plan after March 18, 2020.
     (b) The Board may amend or modify the Plan at any time and from time to time, but no amendment or modification, without the approval of the shareholders of the Corporation, shall (i) materially increase the benefits accruing to Participants under the Plan; (ii) increase the amount of Common Stock for which Awards may be made under the Plan, except as permitted under Sections 1.6 and Article 9; (iii) change the provisions relating to the eligibility of individuals to whom Awards may be made under the Plan; or (iv) permit the repricing of Options or Stock Appreciation Rights. In addition, if the Corporation’s Common Stock is listed on the Stock Exchange or another stock exchange, the Board may not amend the Plan in a manner requiring approval of the shareholders of the Corporation under the rules of the Stock Exchange or such other stock exchange, without obtaining the approval of the shareholders.
     (c) No amendment, modification, or termination of the Plan shall in any material manner adversely affect any then outstanding Award under the Plan without the consent of the Participant holding such Award, except as set forth in any Agreement relating to an Award, or to bring the Plan or an Award into compliance with Code Section 409A or satisfy an exemption from Code Section 409A.
     10.7 Effect on Employment or Services. Neither the adoption of the Plan nor the granting of any Award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment or services of the Corporation or an Affiliate.
     10.8 Use of Proceeds. The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Corporation.
     10.9 Severability. If any one or more of the provisions (or any part thereof) of this Plan or of any Agreement issued hereunder, shall be held to be invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan or of any Agreement shall not in any way be affected or impaired thereby. The Corporation may, without the consent of any Participant, and in a manner determined necessary solely in the discretion of the Corporation, amend the Plan and any outstanding Agreement as the Corporation deems

25

necessary to ensure the Plan and all Awards remain valid, legal or enforceable in all respects.
     10.10 Beneficiary Designation. Subject to local laws and procedures, each Participant may file a written beneficiary designation with the Corporation stating who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before receipt of any or all of a Plan benefit. Each designation shall revoke all prior designations by the same Participant, be in a form prescribed by the Corporation, and become effective only when filed by the Participant in writing with the Corporation during the Participant’s lifetime. If a Participant dies without an effective beneficiary designation for a beneficiary who is living at the time of the Participant’s death, the Corporation shall pay any remaining unpaid benefits to the Participant’s legal representative.
     10.11 Unfunded Obligation. A Participant shall have the status of a general unsecured creditor of the Corporation. Any amounts payable to a Participant pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. The Corporation shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Corporation shall retain at all times beneficial ownership of any investments, including trust investments, which the Corporation may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or the Corporation and a Participant, or otherwise create any Vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Corporation. A Participant shall have no claim against the Corporation for any changes in the value of any assets which may be invested or reinvested by the Corporation with respect to the Plan.
     10.12 Approval of Plan. The Plan, as amended, restated and renamed, effective March 19, 2010, shall be subject to the approval of the holders of at least a majority of the votes cast at a duly held meeting of shareholders of the Corporation held within twelve (12) months after adoption of the amended, restated and renamed Plan by the Board. No Award granted under the Plan after March 19, 2010 may be exercised or paid in whole or in part unless the Plan has been approved by the shareholders as provided herein. If not approved by shareholders within twelve (12) months after approval by the Committee, the Plan, as amended, restated, and renamed effective March 19, 2010, and any Awards granted thereafter shall be null and void, with no further force or effect, and the plan document in effect prior to March 19, 2010 shall continue in effect until it expires or is terminated by the Board.

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     IN WITNESS WHEREOF, this Citizens Republic Bancorp, Inc. Stock Compensation Plan, as amended, restated and renamed, has been executed on behalf of the Corporation on this the 19th day of March 2010.

CITIZENS REPUBLIC BANCORP, INC.

By:
Cathleen H, Nash
Chief Executive Officer

COMPENSATION COMMITTEE APPROVAL: 3/19/10
SHAREHOLDER APPROVAL: 5/__/10

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*** Exercise Your Right to Vote ***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials

CITIZENS REPUBLIC BANCORP, INC.
CITIZENS REPUBLIC BANCORP, INC.
ATTN: KRISTINE BRENNER
328 S. SAGINAW STREET, MC-0-1055
FLINT, MI 48502-2401
Meeting Information
Meeting Type:           Annual
For holders as of:    March 8, 2010
Date:     May 4, 2010       Time: 11:00 a.m. EDT

Location:	Genesys Conference Center 805 Health Park Blvd. Grand Blanc, MI 48480
For directions to the meeting please contact Kristine Brenner at 810-257-2506
You are receiving this communication because you hold shares in the above named company.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or www.citizensbanking.com/shareholdermeeting.com or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials

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NOTICE AND PROXY STATEMENT ANNUAL REPORT OPEN ENROLLMENT ANNOUNCEMENT FORM OF PROXY
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Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 20, 2010 to facilitate timely delivery.
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Voting Items
The Board of Directors recommends you vote FOR the following proposals:
Vote on Directors
1.	Election of Directors

Nominees:
1a.	George J. Butvilas

1b.	Robert S. Cubbin

1c.	Richard J. Dolinski

1d.	Dennis J. Ibold

1e.	Benjamin W. Laird

1f.	Cathleen H. Nash

1g.	Kendall B. Williams

1h.	James L. Wolohan
2.	To approve the compensation of certain of our executive officers.

3.	To amend and restate the Corporation’s Stock Compensation Plan.

4.	To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2010.

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

CITIZENS REPUBLIC BANCORP, INC.
ATTN: KRISTINE BRENNER
328 S. SAGINAW STREET, MC-0-1055
FLINT, MI 48502-2401
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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M22306-P91712	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

CITIZENS REPUBLIC BANCORP, INC.
The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors Nominees:	For	Against	Abstain

	1a. George J. Butvilas	☐	☐	☐

	1b. Robert S. Cubbin	☐	☐	☐		For	Against	Abstain

	1c. Richard J. Dolinski	☐	☐	☐	2. To approve the compensation of certain of our executive officers.	☐	☐	☐

	1d. Dennis J. Ibold	☐	☐	☐	3. To amend and restate the Corporation’s Stock Compensation Plan.	☐	☐	☐

	1e. Benjamin W. Laird	☐	☐	☐	4. To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2010.	☐	☐	☐

	1f. Cathleen H. Nash	☐	☐	☐
5. To transact such other business as may properly come before the meeting or any adjournment thereof.
	1g. Kendall B. Williams	☐	☐	☐

	1h. James L. Wolohan	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Open Enrollment Announcement are available at
www.proxyvote.com
or
www.citizensbanking.com/shareholdermeeting

M22307-P91712

CITIZENS REPUBLIC BANCORP, INC.
Annual Meeting of Shareholders May 4, 2010 11:00 AM
This proxy is solicited by the Board of Directors
The shareholder(s) hereby appoint(s) Stephen J. Lazaroff and Lizabeth A. Ardisana, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of CITIZENS REPUBLIC BANCORP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 11:00 AM, EDT on May 4, 2010, at the Genesys Conference Center 805 Health Park Blvd. Grand Blanc, Michigan, and any adjournment or postponement thereof, and in their discretion upon such other matters as may properly come before the meeting including the election of any person to the board of directors where nominee named in the proxy statement dated March 22, 2010, is unable to serve or, for good cause will not serve. The undersigned acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and proxy statement dated March 22, 2010 and the 2009 Annual Report to Shareholders, ratifies all that the proxies or either of them or their substitutes may lawfully do or caused to be done by virtue hereof and revokes all former proxies.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted for the election of the nominees and for each of the proposals listed on the reverse side of this proxy.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side